UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No.          )

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NU SKIN ENTERPRISES, INC.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
NU SKIN ENTERPRISES, INC.
May 24, 2016

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Nu Skin Enterprises, Inc., a Delaware corporation, will be held at 11:00 a.m., Mountain Daylight Time, on May 24, 2016, at our corporate offices, 75 West Center Street, Provo, Utah 84601, for the following purposes, which are more fully described in the Proxy Statement:
1.	To elect the eight directors named in the Proxy Statement;
2.                   To hold an advisory vote to approve our executive compensation;
3.	To approve our Second Amended and Restated 2010 Omnibus Incentive Plan;
4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016; and
5.	To transact such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 30, 2016, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
You are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, please mark, sign, date and return the accompanying proxy as promptly as possible in the enclosed postage‑prepaid envelope. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 24, 2016: The proxy statement and annual report to stockholders are available at www.astproxyportal.com/ast/08684.

By Order of the Board of Directors,

STEVEN J. LUND
Chairman of the Board
Provo, Utah, March 31, 2016

PROXY STATEMENT
NU SKIN ENTERPRISES, INC.
ANNUAL MEETING OF STOCKHOLDERS
 TO BE HELD ON MAY 24, 2016

SOLICITATION OF PROXIES
The accompanying proxy is solicited on behalf of the Board of Directors of Nu Skin Enterprises, Inc. ("Nu Skin," "we," "us," or "the company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") at our corporate offices, 75 West Center Street, Provo, Utah 84601, on May 24, 2016, at 11:00 a.m., Mountain Daylight Time, and at any adjournment or postponement thereof, for the following purposes, which are more fully described in this Proxy Statement:
1.	To elect the eight directors named in the Proxy Statement;
2.                   To hold an advisory vote to approve our executive compensation;
3.	To approve our Second Amended and Restated 2010 Omnibus Incentive Plan;
4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016; and
5.	To transact such other business as may properly come before the Annual Meeting.

All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted as directed by the stockholder. In the absence of specific instructions, proxies will be voted in accordance with the Board of Directors' recommendations "FOR" the election of each director nominee and "FOR" Proposals 2, 3 and 4. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, proxies will be voted for such other person or persons as may be designated by the Board of Directors. If any other matters properly come before the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the accompanying proxy will vote on such matters in accordance with their best judgment.
This proxy statement and form of proxy are first being sent or given to our stockholders on or about April 13, 2016. We will bear the cost of solicitation of proxies. Expenses include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of our voting stock. Our regular employees may further solicit proxies by telephone, by mail, in person or by electronic communication and will not receive additional compensation for such solicitation.
Any proxy duly given pursuant to this solicitation may be revoked by the person or entity giving it at any time before it is voted by delivering a written notice of revocation to our Corporate Secretary, by executing a later‑dated proxy and delivering it to our Corporate Secretary, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). If you hold shares through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to change or revoke your voting instructions, and if you wish to vote in person at the Annual Meeting you will be required to present a legal proxy from your broker, bank or other nominee. Directions to our Annual Meeting may be obtained by calling (801) 345-1000.

OUTSTANDING SHARES AND VOTING RIGHTS
Only stockholders of record at the close of business on March 30, 2016 are entitled to vote at the Annual Meeting. As of this record date, approximately 55,990,509 shares of our Class A Common Stock were issued and outstanding. Each outstanding share of Class A Common Stock will be entitled to one vote on each matter submitted to a vote of the stockholders at the Annual Meeting.
In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the issued and outstanding shares of the Class A Common Stock entitled to vote at the Annual Meeting must be represented, either in person or by proxy, at the Annual Meeting. Under Delaware law, shares represented by proxies that reflect abstentions or "broker non‑votes" (which are shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, broker non‑votes will not be voted on proposals on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange (the "NYSE"), including Proposals 1, 2 and 3.
To be elected in an uncontested election, such as at the 2016 Annual Meeting, director nominees must receive a majority of the votes cast, meaning a nominee must receive more "for" votes than "against" votes. Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes are not considered as votes cast and will have no effect on the election of directors. If an incumbent director does not receive the required majority, the director shall resign pursuant to an irrevocable resignation that was required to be tendered prior to his or her nomination and effective upon (i) such person failing to receive the required majority vote and (ii) the Board's acceptance of such resignation. Within 90 days after the date of the certification of the election results, the Board will determine whether to accept or reject the resignation or whether other action should be taken, and the Board will publicly disclose its decision.
Pursuant to our bylaws, approval of Proposals 2, 3 and 4 will require the affirmative vote of a majority of the votes cast affirmatively or negatively. Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have no effect on the approval of Proposals 2, 3 and 4 under our bylaws. However, under NYSE listing standards, approval of Proposal 3 will also require approval by a majority of the votes cast at the meeting in person or by proxy, and for purposes of the NYSE listing standards, abstentions will have the effect of votes cast against Proposal 3. Proposal 2 is a stockholder advisory vote and will not be binding on the Board of Directors.

PROPOSAL 1:
 ELECTION OF DIRECTORS
Directors are elected at each annual meeting of stockholders and hold office until their successors are duly elected and qualified at the next annual meeting of stockholders or until their earlier death, resignation or removal. Our Bylaws provide that the Board of Directors will consist of a minimum of three and a maximum of fifteen directors, with the number being designated by the Board. The current number of authorized directors is eight.
Each of our current directors was previously elected to his or her present term of office by our stockholders. Each of the nominees is currently a director of our company.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE EIGHT NOMINEES TO OUR BOARD OF DIRECTORS.
Set forth below are the name, age as of March 1, 2016, business experience and other qualifications of each of our director nominees, listed in alphabetical order.
Nevin N. Andersen, 75, has served as a director of our company since 2008. Mr. Andersen is currently retired. Mr. Andersen previously served in various positions, including Senior Vice President and Chief Financial Officer, Vice President and Corporate Controller, and Director of Internal Audit, at Shaklee Corporation, a direct selling company, from 1979 to 2003, when he retired. He was asked to return to Shaklee Corporation for a period of time to serve as the Interim Chief Financial Officer and to help in the transition with a new Chief Financial Officer, which role he fulfilled from 2005 to 2008. Prior to initially working at Shaklee Corporation in 1979, he worked for Price Waterhouse & Co. and served as an officer in the U.S. Army Finance Corps. He received M.Acc. and B.S. degrees from Brigham Young University.
Mr. Andersen is an experienced financial professional. His ten years as a CPA with Price Waterhouse provided him with valuable experience in the areas of audit, internal control and financial reporting, and his more than 25 years with Shaklee Corporation added to that knowledge and expertise by allowing him to focus on those issues directly related to the operations of a public company in the direct selling industry. Mr. Andersen's areas of expertise include corporate strategy, risk management, succession planning, executive compensation, stockholder communication and regulatory compliance.
Daniel W. Campbell, 61, has served as a director of our company since 1997 and currently serves as our Lead Independent Director. Mr. Campbell has been a Managing General Partner of EsNet, Ltd., a privately held investment company, since 1994. He has served on the Utah State Board of Regents for Higher Education since 2010. From 1992 to 1994, Mr. Campbell was the Senior Vice President and Chief Financial Officer of WordPerfect Corporation, a software company, and prior to that was a partner of Price Waterhouse LLP. He received a B.S. degree from Brigham Young University.
Mr. Campbell is a recognized business leader with expertise in the areas of finance, accounting, transactions, corporate governance and management. In addition, through his experience as a partner of an international accounting firm, and later as Chief Financial Officer of a large technology company, Mr. Campbell has developed deep insight into the management, operations, finances and governance of public companies.
M. Truman Hunt, 56, has served as our President and Chief Executive Officer and as a director of our company since 2003. Mr. Hunt joined our company in 1994 and has served in various positions, including Vice President and General Counsel from 1996 to 2003 and Executive Vice President from 2001 until 2003. Mr. Hunt is also a trustee of the Nu Skin Force for Good Foundation, a charitable organization that our company established in 1996 to help encourage and drive the philanthropic efforts of our company, its employees, its sales force and its customers to enrich the lives of others. He received a B.S. degree from Brigham Young University and a J.D. degree from the University of Utah.

As our President and Chief Executive Officer for the past 13 years, Mr. Hunt has developed a deep understanding of our business globally. Mr. Hunt's leadership has been integral to the success of several of our key initiatives in recent years. Mr. Hunt is also recognized as a leader in the direct selling industry and has served in a variety of industry trade association leadership roles, including Chairman of the United States Direct Selling Association from 2014 to 2015 and Chairman of the World Federation of Direct Selling Associations from 2005 to 2008.
Andrew D. Lipman, 64, has served as a director of our company since 1999. Mr. Lipman is a partner and head of the Telecommunications, Media and Technology Group at Morgan, Lewis & Bockius LLP, an international law firm that he joined in 2014. He previously held similar positions with Bingham McCutchen LLP from 2006 to 2014 and Swidler Berlin, LLP from 1988 to 2006. From 2000 to 2014, Mr. Lipman served as a member of the board of directors of The Management Network Group, Inc., a telecommunications related consulting firm, and from 2007 to 2013, he served as a member of the board of directors of Sutron Corporation, a provider of hydrological and meteorological monitoring products. He received a B.A. degree from the University of Rochester and a J.D. degree from Stanford Law School.
Mr. Lipman is a highly experienced senior lawyer and business advisor with over 35 years of experience dealing with international regulatory, technology and marketing issues in multiple countries. In addition, he has extensive experience in corporate governance and related legal and transactional issues. Mr. Lipman has worked closely with dozens of public companies, including service on the boards of a variety of companies in several industries. His experience also includes managing and implementing strategic initiatives and launching new products and markets globally in competitive industries.
Steven J. Lund, 62, has served as the Chairman of the Board since 2012. Mr. Lund previously served as Vice Chairman of the Board from 2006 to 2012. Mr. Lund served as President, Chief Executive Officer and a director of our company from 1996, when our company went public, until 2003, when he took a three-year leave of absence. Mr. Lund was a founding stockholder of our company. Mr. Lund is a trustee of the Force for Good Foundation, a charitable organization that our company established in 1996 to help encourage and drive the philanthropic efforts of our company, its employees, its sales force and its customers to enrich the lives of others. Mr. Lund worked as an attorney in private practice prior to joining our company as Vice President and General Counsel. He received a B.A. degree from Brigham Young University and a J.D. degree from Brigham Young University's J. Reuben Clark Law School.
Mr. Lund brings to the Board 30 years of company and industry knowledge and experience as a senior executive, including service as our General Counsel, Executive Vice President, and President and Chief Executive Officer. He has played an integral role in managing our growth from start-up through his term as President and Chief Executive Officer from 1996 to 2003. Mr. Lund also served on the executive board of the United States Direct Selling Association. A respected business and community leader, he currently serves on the Utah State Board of Regents for Higher Education and previously served as chairman of the board of trustees of Utah Valley University.
Neil H. Offen, 71, has served as a director of our company since 2011. Mr. Offen previously served as President and Chief Executive Officer of the United States Direct Selling Association from 1978 through 2011, when he retired. In addition, he served as secretary of the World Federation of Direct Selling Associations from 1978 to 2012 and as vice chairman of the Direct Selling Education Foundation from 1990 to 2011. Before joining the Direct Selling Association as a staff attorney in 1971, Mr. Offen was legislative and administrative assistant to a United States Congressman and, prior to that, served with the U.S. Department of State's Agency for International Development. Mr. Offen has published both legal and non-legal articles and has lectured on a variety of topics at numerous universities. Mr. Offen received a B.A. from Queens College and a J.D. degree from George Washington University. He is a member of the Bar of the District of Columbia.

With over 40 years of service and leadership in the direct selling industry, Mr. Offen has an extensive understanding of the opportunities and challenges of our industry. In addition, Mr. Offen has developed relationships with many other leaders both inside and outside our industry. Mr. Offen serves on the board of directors and the Finance, Audit and Governance Committee of Christel House International and previously served on the Advisory Board of Queens College. Mr. Offen has also served as Vice Chair of the board of directors of the Inter-American Foundation, on the board of trustees of the Hudson Institute and the boards of directors of the U.S. Chamber of Commerce Foundation, the Council of Better Business Bureaus, the National Retail Federation, the Small Business Legislative Council, the Ethics Resource Center, the American Society of Association Executives and co-chaired the Democratic Business Council.
Thomas R. Pisano, 71, has served as a director of our company since 2008. He served as Chief Executive Officer and a director of Overseas Military Sales Corp., a marketer of motor vehicles, from 2005 until his retirement in 2010. From 1998 to 2004, he served as the Chief Operating Officer and a director of Overseas Military Sales Corp. From 1995 to 1997, he served as Vice President, Head of the International Division, for The Topps Company, Inc., a sports publications and confectionery products company. Prior to that, he served in various positions, including Vice President of Global New Business Development, for Avon Products, Inc., a direct seller of personal care products, from 1969 to 1994. He received a B.S. from the Georgia Institute of Technology and an M.B.A. from Dartmouth College.
Mr. Pisano is an experienced senior executive who is an expert in the direct selling, personal care, beauty products and other consumer goods industries. During his 25-year career at Avon Products, Inc., he was responsible for global new business development, which included new geographic market openings and launching new product lines globally. He was also responsible for the operation of international businesses in Latin America, Europe and Asia. During his international business career at Avon, Topps and OMSC he traveled to and conducted business in 50 countries.
Edwina D. Woodbury, 64, has been President and Chief Executive Officer of The Chapel Hill Press, Inc., a publishing services company, since 1999. Ms. Woodbury has over 20 years of experience in the direct selling and personal care products industries, having served at Avon Products, Inc. as Chief Financial Officer and in other finance and operations positions from 1977 to 1998. From 1997 to 2015, Ms. Woodbury served as a member of the board of directors of RadioShack Corporation, a retail consumer electronics company. In addition, from to 2005 to 2010, Ms. Woodbury served as a member of the board of directors of R.H. Donnelley Corporation, a publishing and marketing company, and from 2000 to 2005, she served as a director of Click Commerce, Inc., a research solutions company. Ms. Woodbury has also served on the board of directors at the nonprofit Medical Foundation of North Carolina since 2009. She received a B.S.B.A from the University of North Carolina.
Ms. Woodbury has extensive experience and understanding of our industry. While serving in various roles of increasing responsibility during her 21 years at Avon Products, Inc., she gained an in-depth understanding of the financial and internal control-related issues associated with global companies in our industry.
We are not aware of any family relationships among any of our directors, director nominees or executive officers. Our Certificate of Incorporation contains provisions eliminating or limiting the personal liability of directors for violations of a director's fiduciary duty to the extent permitted by the Delaware General Corporation Law.

CORPORATE GOVERNANCE
Corporate Governance Highlights
The following are some highlights of our corporate governance practices and policies:
Board of Directors Independence and Committee Structure
•	Separate Chairman of the Board and Chief Executive Officer. The positions of Chairman of the Board and Chief Executive Officer are filled by Mr. Lund and Mr. Hunt, respectively.
•	Lead Independent Director. Our independent directors have designated Mr. Campbell as Lead Independent Director.
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Limitation on management directors. All of our directors are independent of the company and management except for Mr. Lund, who is one of our company's founders, and Mr. Hunt, our President and Chief Executive Officer.

•	Meetings of independent directors. All independent directors meet regularly in executive session. Mr. Campbell, the Lead Independent Director, chairs these sessions.
•	Independent committees. Only independent directors serve on our Audit, Executive Compensation, and Nominating and Corporate Governance Committees.
•	Annual Board and committee performance evaluations. The performance of the Board and each Board committee is evaluated at least annually.
Election of Directors
•	Annual election of directors. All of our directors are elected annually; we do not have a staggered board.
•	Majority voting in uncontested director elections. Our Bylaws provide that director nominees must be elected by a majority of the votes cast in uncontested elections.
Stock-Related Matters
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Stock ownership requirements. We have stock ownership requirements that apply to our directors and executive officers, designed to align directors' and executive officers' interests with those of stockholders. For a description of these requirements, see "Additional Corporate Governance Information" and "Compensation Discussion and Analysis—Stock Ownership Guidelines."

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Hedging policy. Our directors and employees, including officers, are prohibited from engaging in any hedging transactions with respect to our securities, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds. This prohibition applies regardless of whether the director's or employee's securities were granted as compensation and regardless of whether the director or employee holds the securities directly or indirectly.

•	Pledging policy. Our directors and employees, including officers, are prohibited from pledging their securities in our company.

Director Independence
The Board of Directors has determined that each of the current directors listed below is an "independent director" under the listing standards of the NYSE.
Nevin N. Andersen	Andrew D. Lipman	Thomas R. Pisano
Daniel W. Campbell	Neil H. Offen	Edwina D. Woodbury

In addition, the Board of Directors previously determined that Patricia Negrón, who served as a director through the date of our 2015 Annual Meeting of Stockholders, was an "independent director." In assessing the independence of the directors, the Board determines whether or not any director has a material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). The Board considers all relevant facts and circumstances in making independence determinations, including the existence and scope of any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.
Board Leadership Structure
We currently separate the roles of Chairman of the Board and Chief Executive Officer. However, the Board has not adopted a policy with regard to whether the same person should serve as both the Chairman of the Board and Chief Executive Officer or, if the roles are separate, whether the Chairman of the Board should be selected from the non-employee directors or should be an employee. The Board believes it is most appropriate to retain the discretion and flexibility to make such determinations at any given point in time in the way that it believes best to provide appropriate leadership for the company at that time. We have determined that our current separation of the roles of Chairman of the Board and Chief Executive Officer is appropriate given the differences in the roles and duties of the two positions and the individuals currently serving in these positions.
The Board has created the Lead Independent Director position to provide independent leadership of the Board's affairs on behalf of our stockholders and to promote open communication among the independent directors. Our Corporate Governance Guidelines provide that the Lead Independent Director (i) is designated by the non-management directors; (ii) consults with the Chairman of the Board and the Chief Executive Officer regarding agenda items for Board meetings; (iii) chairs executive sessions of the Board's independent directors; and (iv) performs such other duties as the Board deems appropriate.
Risk Oversight
Our Board of Directors has primary responsibility for risk oversight. Except with regard to certain strategically significant risks, the Board administers its risk oversight function through the Audit Committee, Nominating and Corporate Governance Committee and Executive Compensation Committee. The committees are responsible for overseeing and discussing with management our risk assessment and risk management programs and plans related to the following risk areas:
Audit Committee:
•	major financial risk exposures;
•	operational risks related to information systems and facilities; and
•	public disclosure and investor related risks.

Nominating and Corporate Governance Committee:
•	corporate governance risks;
•	operational risks not assigned to the Audit Committee;
•	compliance and regulatory risks; and
•	reputational risks.
Executive Compensation Committee:
•	compensation practices related risks; and
•	human resources risks.
The chairs of the Nominating and Corporate Governance Committee and Executive Compensation Committee report to the Audit Committee regarding their respective risk oversight responsibilities.
Board of Directors Meetings
The Board of Directors held 12 meetings during the fiscal year ended December 31, 2015. Each incumbent director attended more than 75% of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which that director served during the period. Although we encourage Board members to attend our annual meetings of stockholders, we do not have a formal policy regarding director attendance at annual stockholder meetings. All eight of the current directors attended our 2015 annual meeting of stockholders.
Board Committees
We have standing Audit, Executive Compensation and Nominating and Corporate Governance Committees. Each member of the committees is independent within the meaning of the listing standards of the NYSE. In addition, the Audit Committee and the Executive Compensation Committee are composed solely of directors who meet additional, heightened independence standards applicable to members of audit committees and compensation committees under the NYSE listing standards and the Securities and Exchange Commission's rules.
The following table identifies the current membership of the committees and states the number of committee meetings held during 2015.

Director	Audit	Executive Compensation	Nominating and Corporate Governance
Nevin N. Andersen	Chair		●
Daniel W. Campbell	●	Chair
Andrew D. Lipman		●	Chair
Neil H. Offen		●	●
Thomas R. Pisano	●	●
Edwina Woodbury	●		●

Number of Meetings in 2015	9	9	6

The Board has adopted a written charter for each of the committees, which are available in the "Corporate Governance" section of our website at nuskinenterprises.com.
The Board has determined that Messrs. Andersen and Campbell and Ms. Woodbury are Audit Committee financial experts as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission.
The Audit Committee's responsibilities include, among other things:
•	selecting our independent auditor;
•	reviewing the activities and the reports of our independent auditor;
•	approving in advance the audit and non-audit services provided by our independent auditor;
•	reviewing our quarterly and annual financial statements and our significant accounting policies, practices and procedures;
•	reviewing the adequacy of our internal controls and internal auditing methods and procedures;
•	overseeing our compliance with legal and regulatory requirements;
•
overseeing our risk assessment and risk management programs and plans related to our major financial risk exposures, operational risks related to information systems and facilities, and public disclosure and investor related risks; and

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conferring with the chairs of the Nominating and Corporate Governance Committee and Executive Compensation Committee regarding their respective oversight of our risk assessment and risk management programs and our related guidelines and policies.

The Executive Compensation Committee's responsibilities include, among other things:
•	establishing and administering our executive compensation strategy, policies and practices;
•
reviewing and approving corporate goals and objectives relevant to the compensation to be paid to our Chief Executive Officer and our Executive Chairman of the Board, evaluating the performance of these individuals in light of those goals and objectives, and determining and approving the forms and levels of compensation based on this evaluation;

•	reviewing and acting on the CEO's evaluations and recommendations with respect to other executive officers;
•	administering our equity incentive plans;
•	overseeing regulatory compliance with respect to executive compensation matters; and
•	overseeing our risk assessment and risk management programs and plans related to our compensation practices and human resources.
Pursuant to its charter, the Executive Compensation Committee may delegate its authority to a subcommittee or subcommittees and may delegate authority to the Chief Executive Officer and Chairman of the Board to approve the level of incentive awards to be granted to specific non-executive officers, employees or other grantees subject to such limitations as may be established by the Executive Compensation Committee. For a discussion of the processes and procedures for determining executive and director compensation and the role of compensation consultants in determining or recommending the amount or form of compensation, see "Compensation Discussion and Analysis" and "Director Compensation."

The Nominating and Corporate Governance Committee's responsibilities include, among other things:
•	making recommendations to the Board of Directors about the size and membership criteria of the Board or any committee thereof;
•	identifying and recommending candidates for the Board and committee membership, including evaluating director nominations received from stockholders;
•	leading the process of identifying and screening candidates for a new Chief Executive Officer when necessary, and evaluating the performance of the Chief Executive Officer;
•	making recommendations to the Board regarding changes in compensation of non-employee directors and overseeing the evaluation of the Board and management;
•	developing and recommending to the Board a set of corporate governance guidelines and reviewing such guidelines at least annually; and
•
overseeing our risk assessment and risk management programs and plans related to our corporate governance risks, operational risks not assigned to the Audit Committee, compliance and regulatory risks, and reputational risks.

Compensation Committee Interlocks and Insider Participation
None of the directors who served on the Executive Compensation Committee during 2015 was:
•	a current or former officer or employee of our company;
•	a participant during 2015 in a related person transaction that is required to be disclosed; or
•
an executive officer of another entity at which one of our executive officers served during 2015 on either the board of directors or the compensation committee, nor were any of our other directors an executive officer of another entity at which one of our executive officers served on the compensation committee.

Our Director Nominations Process
As indicated above, the Nominating and Corporate Governance Committee of the Board of Directors oversees the director nomination process. This committee is responsible for identifying and evaluating candidates for membership on the Board and recommending to the Board nominees to stand for election.
Minimum Criteria for Members of the Board. Each candidate to serve on the Board must possess the highest personal and professional ethics, integrity and values, and be committed to serving the long‑term interests of our stockholders. In addition, our Corporate Governance Guidelines require that, to be nominated for re-election to our Board, an incumbent director must tender an irrevocable resignation that will be effective upon (i) the failure to receive the required vote for director election at the next annual meeting at which they face re-election and (ii) Board acceptance of such resignation. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may consider such other factors as it may deem appropriate, which may include, without limitation, professional experience, diversity of backgrounds, skills and experience at policy‑making levels in business, government, financial, and other areas relevant to our global operations, experience and history with our company, and stock ownership.

We do not have a formal policy with regard to the consideration of diversity in identifying Board nominees, but the Nominating and Corporate Governance Committee strives to nominate individuals with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business.
Process for Identifying, Evaluating and Recommending Candidates. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders if properly submitted to the committee. Stockholders wishing to recommend candidates should do so in writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601. The committee may also consider candidates proposed by current directors, management, employees and others. All such candidates who, after evaluation, are then recommended by the Nominating and Corporate Governance Committee and approved by the Board will be included in our recommended slate of director nominees in our proxy statement.
Procedures for Stockholders to Nominate Director Candidates at our Annual Meetings. Stockholders of record may also nominate director candidates for our annual meetings of stockholders by following the procedures set forth in our Bylaws. Please refer to the section below titled "Stockholder Proposals for 2017 Annual Meeting" for further information.
Communications with Directors
Stockholders or other interested parties wishing to communicate with the Board of Directors, the non‑management directors as a group, or any individual director may do so in writing by addressing the correspondence to that individual or group, c/o Corporate Secretary, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601. All such communications will be initially received and processed by our Corporate Secretary. Accounting, audit, internal accounting controls and other financial matters will be referred to our Audit Committee chair. Other matters will be referred to the Board, the non‑management directors, or individual directors as appropriate.
Additional Corporate Governance Information
We have adopted the following:
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Code of Conduct. Our code of conduct applies to all of our employees, officers and directors, including our subsidiaries. As noted below, this code is available on our website. Any amendments or waivers (including implicit waivers) regarding this code for which disclosure is required by applicable NYSE listing standards or the Securities and Exchange Commission's rules will be disclosed on our website.

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Corporate Governance Guidelines. Our corporate governance guidelines govern our company and our Board of Directors on matters of corporate governance, including responsibilities, committees of the Board and their charters, director independence, director qualifications, director compensation and evaluations, director orientation and education, director access to management, director access to outside financial, business and legal advisors and management development and succession planning.

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Stock Ownership Guidelines. Our stock ownership guidelines apply to our directors and executive officers. These guidelines provide that executive officers and directors must retain 50% to 75% of the net shares (after payment of the exercise price and related taxes) with respect to any equity award unless the individual holds a number of shares equal to the ownership levels set forth in the guidelines. The ownership levels are phased in over five years from the date of appointment or election. Unvested equity awards and vested options are not counted in determining whether a director or executive officer holds shares equal to or greater than the designated level. At the end of the five-year phase-in period, the designated ownership levels are set at 100,000 shares for our Chief Executive Officer, 25,000 shares for our other executive officers, and 5,000 shares for directors.

Each of the above is available in the "Corporate Governance" section of our website at nuskinenterprises.com. In addition, stockholders may obtain a print copy of any of the above, free of charge, by making a written request to Investor Relations, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601.

DIRECTOR COMPENSATION
Our Board of Directors periodically reviews director compensation. The Nominating and Corporate Governance Committee is responsible for evaluating director compensation from time to time and making any adjustments it determines are appropriate. The Nominating and Corporate Governance Committee has retained the services of Frederic W. Cook & Co. as its independent compensation consultant to assist in the review of our director compensation program, to provide compensation data and alternatives, and to provide advice as requested. For additional information regarding our independent compensation consultant, see "Compensation Discussion and Analysis—Use of Compensation Consultant and Competitive Data."
In 2015, each director who did not receive compensation as an executive officer or employee of our company or our affiliates in 2015 received an annual retainer fee of $50,000, a fee of $1,500 for each meeting of the Board or any committee meeting thereof attended, and an additional fee of $1,000 for each committee meeting attended if such director was the chair of that committee. The Lead Independent Director, the Audit Committee chair and all other committee chairs received additional annual retainer fees of $20,000, $15,000 and $10,000, respectively, for their service in those positions. In addition, we may compensate a director $1,500 per day for corporate events or travel that we require, and we may reimburse directors for certain expenses incurred in attending Board and committee meetings and other corporate events. We also may provide company products to our directors for their use. In 2015, each non-management director also received 5,000 stock options and 1,031 restricted stock units, all of which will vest April 30, 2016. The grant date fair value of these 2015 equity awards was approximately 31% lower than the value of the equity awards granted to directors in 2014.
Messrs. Lund and Hunt are employees of the company and are not paid under the non-employee director compensation program.
Director Compensation Table – 2015
The table below summarizes the compensation earned by or paid to each of our directors in 2015 except Mr. Hunt, whose compensation is reported in the executive compensation tables. Mr. Hunt serves as a director, but as a company employee he receives no compensation for his services as a director.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Nevin N. Andersen	128,000	49,952	84,400	—	263,939
Daniel W. Campbell	141,500	49,952	84,400	—	276,405
Andrew D. Lipman	117,500	49,952	84,400	—	251,928
Patricia Negrón	31,500	—	—	—	31,500
Neil H. Offen	101,000	49,952	84,400	—	235,352
Thomas R. Pisano	107,000	49,952	84,400	—	242,382
Edwina D. Woodbury	69,500	49,952	84,400	—	203,852
Steven J. Lund	—	—	—	615,688(3)	615,688

(1)	On June 23, 2015, Messrs. Andersen, Campbell, Lipman, Offen and Pisano and Ms. Woodbury each received 1,031 restricted stock units and 5,000 stock options. The stock options have an exercise price of $49.50. The amounts reported in these columns reflect the aggregate grant date fair value of equity awards computed in accordance with FASB ASC Topic 718 and do not represent amounts actually received by the director. For this purpose, the estimate of forfeitures is disregarded and the value of the stock awards is discounted to reflect that no dividends are paid prior to vesting. For information on the valuation assumptions used in calculating these amounts, refer to Note 12 to our financial statements in the Form 10-K filed for the fiscal year ended December 31, 2015.

The outstanding stock and option awards held at December 31, 2015 by each of the listed individuals are as follows:
Name	Stock Awards	Option Awards
Nevin N. Andersen	1,031	45,100
Daniel W. Campbell	1,031	45,000
Andrew D. Lipman	1,031	65,100
Patricia A. Negrón	—	10,000
Neil H. Offen	1,031	25,000
Thomas R. Pisano	1,031	25,000
Edwina D. Woodbury	1,031	5,000
Steven J. Lund	—	100,000

(2)	This column does not include perquisites and personal benefits provided to directors where the director's aggregate amount of perquisites and personal benefits is less than $10,000.
(3)	Consists of Mr. Lund's compensation as an employee of the company for 2015, including a salary of $550,000; a discretionary holiday bonus of $23,517; and other compensation of $42,171, including $12,880 in life insurance premiums, $10,600 in 401(k) contributions, company products, security monitoring, spouse travel to a sales force event where his spouse was expected to attend and help entertain and participate in events with our sales force and their spouses, and the amount reimbursed by us for the payment of taxes with respect to such spouse travel.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
The primary objectives of our executive compensation program are to successfully recruit, motivate and retain experienced and talented executives, provide competitive compensation arrangements that are tied to corporate and individual performance, and align the financial interests of our executives with those of our stockholders. The 2015 program was intended to align actual compensation payments to actual performance and to adjust upward during periods of strong performance and adjust downward when performance is short of expectations.
We believe that our executive compensation program is one of several key factors that drove our strong revenue and earnings per share growth prior to 2014. However, our executive compensation program is also designed to avoid rewarding performance that falls below expectations. Our closing stock price on December 31, 2015 was $37.89, a 13% decline from December 31, 2014. In 2015, we reported annual revenue of approximately $2.2 billion, a 13% year-over-year decline. Diluted earnings per share decreased to $2.25 in 2015, 28% lower than the prior year.
The 2015 compensation of our executive officers listed in the Summary Compensation Table (collectively, the "named executive officers") reflects our pay-for-performance philosophy. As discussed more fully in "Pay for Performance," below, our Chief Executive Officer's 2015 total compensation declined 7% from 2014 and 54% from 2013, and the total compensation of our Returning Named Executive Officers (as defined in "Overview," below) as a group declined 8% and 57% compared to 2014 and 2013, respectively. This decline for the group would be 11% compared to 2014 and 58% compared to 2013 if a special award to Mr. Chang were excluded. Furthermore, based on our 2015 performance, none of our Returning Named Executive Officers earned any equity performance awards that were contingent on our 2015 performance. This means that the equity compensation amounts in the Summary Compensation Table overstate the amounts actually earned because some equity awards were forfeited due to falling below our 2015 performance goals. There were also no cash incentive bonuses paid to our Returning Named Executive Officers based on 2015 performance, which was the second year in a row that short-term bonus opportunities were not earned and therefore not paid.
Our executive compensation program includes base salary, cash incentive bonuses, equity awards and retirement benefits. A substantial portion of each named executive officer's target compensation is based on corporate performance, which helps align their total compensation with our actual performance. We award performance-based cash incentive bonuses designed to motivate our executive officers to achieve pre-established quarterly and annual revenue and adjusted operating income performance levels, with performance goals that, in 2015, required above-median revenue growth rates and upper-quartile adjusted operating income growth rates relative to our peers.
Our executive compensation program also emphasizes long-term equity incentives, which, coupled with our stock ownership guidelines, reward sustainable performance and align the financial interests of our executives with those of our stockholders. In 2015, 84% of the equity grant value granted to our Chief Executive Officer, and 45% or more of the equity grant value granted to our other Returning Named Executive Officers, was contingent on three years of future operating performance.
At our 2015 annual meeting of stockholders, approximately 87% of the votes cast were in favor of our executive compensation program. When designing our 2016 executive compensation program, the Executive Compensation Committee (the "Committee") of the Board of Directors considered, among other things, the 2015 voting results and other feedback we received from our stockholders, which were viewed as supporting our pay philosophy and incentive framework.

Overview
Our executive compensation program consists of a variety of components, including base salary, cash incentive bonuses, equity awards, and retirement benefits. This compensation discussion and analysis is intended to provide greater visibility regarding:
•	our compensation objectives;
•	various components of our compensation program and how they relate to our compensation objectives;
•	factors taken into consideration in establishing executive compensation; and
•	decisions related to the 2015 compensation of our named executive officers and the factors and analysis pertaining to such decisions.
The named executive officer group and our view of the compensation program involve unique circumstances with respect to two of our named executive officers during 2015. First, Ryan Napierski is a named executive officer who was promoted to a key role in 2015 following the departure of his predecessor. Second, Joseph Chang was granted a restricted stock unit award in anticipation of his signing a new employment agreement.
In September 2015, Daniel Chard, President of Global Sales and Operations and one of the named executive officers in our 2015 proxy statement based on 2014 compensation, resigned to pursue other business interests, and Ryan Napierski, who was serving as the President of our North Asia region, was appointed to succeed Mr. Chard. Many of the Committee's actions regarding the 2015 executive compensation program, including a review of executive officers' salaries, adoption of the terms of the 2015 cash incentive plan, and March 2015 equity awards (which included all of the performance-based equity awards granted during 2015), were taken in the first quarter, prior to Mr. Chard's resignation. Mr. Napierski received compensation in connection with his promotion, including a salary increase and a special award of stock options and restricted stock units. Because Mr. Napierski served in, and was compensated pursuant to, his region president position for most of the year, peer group data regarding his current position does not provide an accurate comparison, and we do not provide such data in this compensation discussion and analysis. To facilitate discussion of our continuing executive compensation program, and to identify the executive officers to whom the Committee's decisions applied, this compensation discussion and analysis refers to our "Returning Named Executive Officers," which consist of all named executive officers identified in this proxy statement except Mr. Napierski. We also refer to our "regular" equity compensation program or "regular" equity awards to avoid confusion with the other equity awards Mr. Napierski received both while serving as President of our North Asia region and in connection with his promotion. References to "regular" equity awards also exclude a special award of restricted stock units with a grant date fair value of $292,385 to Mr. Chang in March 2015 in anticipation of his entering into a new employment agreement in April 2015. This award is not viewed as part of Mr. Chang's ongoing annual compensation, which appears to have increased 1.5% over Mr. Chang's 2014 compensation as a result of the special equity award, while it would have decreased 16.5% without the special equity award.
Objectives
The primary objectives of our compensation program are to:
•	successfully recruit, motivate and retain experienced and talented executives;
•	provide competitive compensation arrangements that are tied to corporate and individual performance; and
•	align the financial interests of our executives with those of our stockholders.

The following table identifies the key components of our compensation program and the objectives of each component:
Component of Compensation Program	Objective
Base Salary	Pay for role Retention Recruitment

Cash Incentive Plan	Short-term incentive Pay for performance Quarterly and annual operating achievement

Equity Incentive Plan	Long-term incentive Pay for performance Stock price performance Stockholder alignment

We also provide retirement benefits in the form of a 401(k) plan and a deferred compensation plan, as well as limited perquisites and other personal benefits to executives that represent a very small portion of their overall compensation.
Pay for Performance
The following factors demonstrate that our executive compensation for 2015 aligned with a pay-for-performance philosophy and adjusted compensation downward from 2014 due to our lower stock price and operating performance that was short of our challenging goals.
Cash Compensation
•	We did not increase any of the Returning Named Executive Officers' salaries in 2015.
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Our 2015 cash incentive plan goals were challenging. Growth was required for any cash incentive bonus to be earned, with the minimum threshold performance levels required to earn any bonus exceeding actual results in 2014. These goals reflected above-median revenue growth rates and upper-quartile adjusted operating income growth rates relative to our peers (who are listed on page 20 of this proxy statement). For the second year in a row, we did not achieve the goals and did not pay quarterly or annual cash incentive bonuses to Returning Named Executive Officers. Mr. Napierski earned cash incentive bonuses related to the performance of the region he oversaw prior to becoming an executive officer.

•
Our Chief Executive Officer's total cash compensation was the lowest of the non-founder chief executive officers in our peer group. Messrs. Wood, Chang and Dorny were below the median at the 25th percentile. Total cash compensation consists of salary, bonus and cash incentive bonus.

Equity Compensation
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The total grant date fair value of the equity awards granted to our Chief Executive Officer and all Returning Named Executive Officers as a group in 2015 declined 10% and 14%, respectively, from 2014, or 10% and 19% if Mr. Chang's March 2015 special equity award is excluded. Our Chief Executive Officer's 2015 equity grant value was at the 35th percentile in relation to our peers, and Messrs. Wood, Chang and Dorny were at the 30th, 60th and 10th percentiles, respectively.

•
As with our cash incentive bonuses, all equity awards for which earnout was contingent on our 2015 performance were forfeited by our named executive officers as a result of failing to achieve the performance levels required for earnout. The equity awards that were forfeited are reported at "target" as of the grant date in the Summary Compensation Table, which overstates the value delivered because it is before performance awards are forfeited.

•
The annual performance-based equity awards that were granted to our Returning Named Executive Officers in March 2014 and March 2015 with earnout based on 2015 adjusted earnings per share results were forfeited when the performance levels required were not achieved. The 2015 performance level for the March 2015 awards represented a growth rate that was above the median at the 75th percentile in relation to our peer group.

•
Our Chief Executive Officer forfeited equity grant value of $2,136,747 due to 2015 performance, and our other named executive officers forfeited an aggregate of $980,135. As required by SEC rules, these amounts are included in 2014 or 2015 total compensation in our Summary Compensation Tables. For further information about these forfeitures, see "Forfeiture of Performance Awards Contingent on 2015 Performance," below.

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The special equity awards of performance stock options that were granted to our named executive officers in July 2013 with vesting contingent on adjusted earnings per share over a rolling 12-month period reaching specified levels have not yet been earned. One of the four tranches of this award is expected to forfeit in 2017 based on failure to achieve the applicable adjusted earnings per share goal by the end of 2016.

•
None of our ongoing goals will be or have been reset, which means that previous performance-based awards remain difficult to earn. We view the goals as pay-for-performance and do not view resetting goals as consistent with such a philosophy.

•
The time-based stock options granted in March 2015, which vest in four annual installments beginning in February 2016, are underwater and will not be repriced. Time-based awards were 16% of our Chief Executive Officer's equity mix, based on grant date fair value, and 27% for the Returning Named Executive Officers as a group (23% if Mr. Chang's special equity award in anticipation of signing his employment agreement is excluded as not being part of the regular program).

Total Direct Compensation
•
Our executive compensation program provided a target total direct compensation opportunity below the median at the 40th percentile in relation to our peers for our Returning Named Executive Officers on average. Total direct compensation consists of salary, bonus, grant date fair value of equity awards and cash incentive bonus.

•	The 2015 target total direct compensation for our Returning Named Executive Officers as a group declined by 8% from 2014, or 10% if Mr. Chang's March 2015 special equity award is excluded.
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Our Chief Executive Officer's actual total direct compensation declined 8% from 2014 and is below the median at approximately the 10th percentile in relation to our peers. The actual total direct compensation of our other Returning Named Executive Officers as a group declined 11% from 2014 and places them below the median at approximately the 25th percentile, on average.

It is important to note that the Summary Compensation Table in this proxy statement does not reflect the forfeiture of the above performance-based equity awards tied to 2015 performance or the fact that the time-based stock options granted in March 2015 are underwater. Rather, as required by SEC rules, the stock awards and option awards in the Summary Compensation Table reflect the grant date fair value of each equity award that was granted during each respective year, which is driven in part by the stock price at the time of grant, even though that grant value, or any value at all, is not necessarily being earned. The Adjusted Summary Compensation Table on page 37 provides each named executive officer's total compensation, adjusted to reflect the forfeiture of performance equity awards.
As illustrated in the following table, notwithstanding the inclusion of the grant date fair value of all equity awards, the Summary Compensation Table still reveals a decrease in total compensation for our Chief Executive Officer and our Returning Named Executive Officers as a group in 2015, compared to both 2014 and 2013.
	Total Compensation in Summary Compensation Table
Named Executive Officer	2015 ($)	2014 ($)	2013 ($)	2015 Decrease From 2014	2015 Decrease From 2013
M. Truman Hunt	4,414,663	4,759,080	9,694,835	-7%	-54%
Ritch N. Wood	1,332,259	1,590,783	4,148,614	-16%	-68%
Joseph Y. Chang	1,649,259	1,624,462	3,008,906	2%	-45%
D. Matthew Dorny	1,028,286	1,206,083	2,699,063	-15%	-62%
Total	8,424,467	9,180,408	19,551,417	-8%	-57%

Excluding March 2015 special equity award to Mr. Chang
Joseph Y. Chang	1,356,874	1,624,462	3,008,906	-16%	-55%
Total	8,132,082	9,180,408	19,551,417	-11%	-58%

Ryan S. Napierski(1)	4,329,556	n/a	n/a	n/a	n/a

(1)	Mr. Napierski became an executive officer in September 2015.

Process for Determining Compensation
Role of Executive Compensation Committee and Chief Executive Officer
The Committee is responsible for establishing and administering our executive compensation program. The Committee, together with the Nominating and Corporate Governance Committee, evaluates the performance of the Chairman and of the Chief Executive Officer. The Committee is then responsible for setting their compensation. The Committee has delegated to the Chief Executive Officer the responsibility for evaluating the performance of the other executive officers and sharing those evaluations with the Committee. The Chief Executive Officer can also make recommendations to the Committee with regard to the compensation packages for other executive officers. The Committee reviews any such recommendations and has the authority to approve, revise or reject such recommendations.
Use of Compensation Consultant and Competitive Data
The Committee has retained the services of Frederic W. Cook & Co. as its independent compensation consultant to assist the Committee in the review of our executive compensation program, to provide compensation data and alternatives to the Committee, and to provide advice to the Committee as requested. The compensation consultant engaged by the Committee does not perform any work for us outside of the services it performs for the Committee and for the Nominating and Corporate Governance Committee with respect to director compensation. The Committee utilizes the compensation data and alternatives provided by the compensation consultant to analyze compensation decisions in light of current market rates and practices, and to help ensure that our compensation decisions are competitive and economically defensible.

Peer group information is used by the Committee in making compensation decisions. The Committee compares compensation proposals to the compensation practices of a peer group of publicly-traded companies that compete with us broadly in the consumer products industry and are similar in size to us.
The Committee reviews and updates the peer group from time to time to ensure we are utilizing an appropriate group in terms of size and relevance. The peer group was reviewed and revised in 2013, taking into account the input and recommendations of Frederic W. Cook & Co. At the time of the revision, to avoid potential distortion from differences in peer size, the revenue and market capitalization of the companies included in the peer group fell within a range of about 25% and 400% of our revenue and market capitalization, and we were near the median of the peer group with respect to revenue and slightly below the median with respect to market capitalization. Early in 2015, when we made most of our 2015 pay decisions, our most recent survey of compensation was from 2013. The Committee reviewed new market data in October 2015. Compensation comparisons and market percentiles reflect the findings versus the October 2015 market benchmarks.
The following companies were included in our peer group prior to October 2015:
• Church & Dwight Co., Inc.	• Primerica, Inc.
• Elizabeth Arden, Inc.	• Revlon, Inc.
• Edgewell Personal Care Company(1)	• Sally Beauty Holdings, Inc.
• The Hain Celestial Group, Inc.	• Sensient Technologies Corporation
• Helen of Troy Limited	• Tupperware Brands Corporation
• Herbalife Ltd.	• Ulta Salon, Cosmetics & Fragrance, Inc.
• International Flavors & Fragrances Inc.	• Vitamin Shoppe, Inc.
• Newell Rubbermaid Inc.	• Weight Watchers International, Inc.
• Perrigo Company

(1)	Edgewell Personal Care Company was known as Energizer Holdings, Inc. until July 2015, when it spun off its Household Products business.
For purposes of the October 2015 review, Weight Watchers International, Inc. was removed from our peer group because its market capitalization had become too small for direct comparisons, and USANA Health Sciences, Inc. was added as a relevant peer with a direct selling business model.

Risks Arising From Compensation Policies and Practices
In establishing and reviewing the components of compensation, the Committee considers potential risks associated with such components. In addition, our management conducted a review of our compensation policies and practices for employees and concluded that risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us.
In reaching this conclusion, our management considered the following factors:
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Our compensation programs are market driven and balance short-term incentives with significant long-term equity incentives. Performance equity awards provide additional long-term incentives to our key employees and executive officers. In addition, our stock ownership guidelines help to ensure that a portion of our executives' equity incentives remains tied to our long-term performance.

•
Our global cash incentive compensation is based on revenue and adjusted operating income, which are core measures of performance. In addition, substantially all of our revenue is received through cash or credit card payments, as opposed to other credit arrangements, which minimizes risk associated with our revenue-based incentives. We reduced bonuses under our 2015 cash incentive plans to 200% of the target bonus, down from 250% in 2014. Additionally, the Board of Directors and management regularly review the business plans and strategic initiatives, including related risks, proposed to achieve such performance metrics.

•	A substantial portion of compensation is provided in the form of long-term equity incentives with multi-year vesting.
•
We do not allow engagement in speculative trading or hedging. Our policies prohibit all of our directors and employees, including executive officers, from holding our stock in margin accounts and from engaging in speculative transactions in our stock, including short sales, options or hedging transactions. Our directors and employees, including executive officers, also are prohibited from pledging their securities in our company.

Mix of Compensation
When the Committee reviews an executive officer's compensation, it does not use a specific formula or allocation target to establish the level or mix of compensation. Rather, it exercises judgment in determining a compensation package that is appropriate to accomplish our compensation objectives under the circumstances applicable to the executive officer. The Committee also reviews the relative mix of compensation provided by other companies in our peer group for context and tries to ensure each component is competitive. Historically, we have tied a substantial amount of compensation to corporate performance under our cash incentive plan and equity incentive plan.
The Committee also reviews each executive officer's total compensation as a market check against the total compensation of executive officers in our peer group. This total compensation review focuses on base salary, cash bonuses, and valuation of equity grants using grant date valuations. The Committee periodically reviews perquisites and retirement benefits to confirm that they remain relatively consistent with the value of perquisites and retirement benefits provided by our peer companies. Our 2015 equity grants are more performance-based than those of most of our peers, with 84% being performance-contingent for our Chief Executive Officer, 45% for Mr. Chang and 63%-65% for Messrs. Wood and Dorny. Mr. Napierski became an executive officer in September 2015, after the Committee had granted performance-contingent equity awards for the year.
Components of Compensation
Base Salary
Base salaries are provided to reflect the individual's responsibilities, function, performance and competencies. In establishing and approving base salaries, the Committee considers various factors including:
•	current market practices and salary levels;
•	each executive officer's responsibilities, experience in their position and capabilities;
•	individual performance and company performance;
•	the relative role and contribution of each executive officer in the company;

•	competitive offers made to executive officers and the level of salary that may be required to recruit or retain executive officers;
•	the recommendations of the Chairman of the Board, and of the Chief Executive Officer regarding the other executive officers; and
•	prior-year financial performance and current-year performance projections.
Base salaries for executive officers are typically reviewed annually during our evaluation period in the first quarter. The Committee does not assign specific weights to the factors identified above, but emphasizes establishing base salaries that are competitive in order to attract and retain qualified and effective executive officers.
In the first quarter of 2015, the Committee reviewed the base salaries of each of the Returning Named Executive Officers and determined not to increase these salaries in 2015. This was the second consecutive year without a salary increase for our Chief Executive Officer. The named executive officers' salaries, together with the prior salaries that were reviewed in the first quarter of 2015, are as follows:
Named Executive Officer	Prior Salary ($)(1)	Adjusted Salary ($)	Increase ($)	Increase (%)
M. Truman Hunt	1,000,000	1,000,000	—	—
Ritch N. Wood	535,000	535,000	—	—
Ryan S. Napierski	n/a	650,000(2)	n/a	n/a
Joseph Y. Chang	575,000	575,000	—	—
D. Matthew Dorny	440,000	440,000	—	—

(1)	Actual 2014 salaries reported in the Summary Compensation Table are slightly lower than the amounts in this column because 2014 salary increases did not take effect until March 2014.
(2)	Mr. Napierski's salary includes an adjustment of $150,000 pursuant to the company's standard practice of augmenting the salaries of its expatriate employees for their foreign service. Prior to September 2015, Mr. Napierski served as President of our North Asia region. He maintains a residence in Asia, and his family has not yet relocated to the United States.

Cash Incentive Bonus
Consistent with our objective to tie a significant portion of the executive officers' compensation to our financial performance, we award performance-based cash incentive bonuses under our Amended and Restated 2010 Omnibus Incentive Plan. We believe these bonuses motivate executive officers and reward them for achieving short-term operating performance levels.
These bonuses are also structured to avoid rewarding our executive officers when performance does not meet expectations. Because the global performance goals for our 2015 quarterly and annual periods were not achieved, we did not pay any of these bonuses to our Returning Named Executive Officers for 2015. Mr. Napierski earned cash incentive bonuses related to the achievement of performance goals in the region he oversaw prior to becoming an executive officer.
Our executive cash incentive bonuses are determined based on equally weighted revenue and adjusted operating income performance levels. The company believes revenue measures management's effectiveness in growing the business and that adjusted operating income measures their effectiveness in growing the business profitably. For purposes of the cash incentive bonus, revenue and adjusted operating income are calculated on a constant currency basis, and adjusted operating income excludes certain predetermined items so that extraneous items not within the control of management are excluded. Revenue and adjusted operating income are equally weighted because management is responsible for both growing the business and increasing profitability, including by controlling costs. Our executive incentive plan allocates 50% of the cash incentive bonus to annual performance levels and 50% to quarterly performance levels, with 12.5% allocated to each quarter. A portion of the cash incentive bonus is tied to quarterly performance levels to motivate focused performance in each quarter, while the annual portion recognizes that strong annual results are a critical benchmark for stockholders.

Cash incentive bonuses are computed based on the degree to which pre-determined goal performance levels are met or exceeded. If goal performance levels are met for a particular incentive period, a participant will earn a cash incentive bonus equal to a pre-established percentage of salary, the "target bonus." If goal performance levels are not met, the bonus decreases linearly until reaching 50% of the target bonus at the minimum performance levels. If minimum adjusted operating income performance levels are not met, as was the case in 2015, no bonus is paid, except that the Committee has the discretion to pay a bonus based on achievement of individual performance objectives in an amount up to 10% of the executive's target bonus. The Committee did not exercise this discretion in 2015. If minimum adjusted operating income performance levels are met but minimum revenue performance levels are not, 25% of the target bonus is earned. To the extent actual revenue or adjusted operating income exceed goal performance levels, the bonus increases linearly above the target bonus until reaching 200% of the target bonus at the stretch performance levels. For actual revenue or adjusted operating income above the stretch performance levels in a given quarter or for the year, the bonus increases linearly above 200% of the target bonus 1% for every 1% that actual performance exceeds the stretch performance level. However, although an executive officer's bonus earned for revenue or adjusted operating income performance in a given quarter or for the year may separately exceed 200% of the associated target bonus, the aggregate quarterly and annual bonuses may not exceed 200% of the aggregate annual target bonus.
We set the target bonus as a percentage of base salary based on an executive officer's position and responsibility and on market practices. The target bonus is intended to tie a significant portion of an executive officer's total cash compensation to our performance. We set the 2015 target bonus percentage at 125% of salary for our Chief Executive Officer and 65% of salary for our other named executive officers. To motivate and reward individual performance, the Committee may reduce an executive's cash incentive bonus by up to 20% if an executive does not achieve individual performance goals designed to support strategic business imperatives.
Prior to Mr. Napierski's promotion as an executive officer in September 2015, Mr. Napierski participated in our cash incentive bonus program for region presidents, which uses a mix of global and regional goals. After his promotion, he began participating in our executive cash incentive bonus program for the fourth quarter and the annual period under the same terms as our other named executive officers, except that his bonus for the annual period was weighted to be based 75% on the performance of the North Asia region and 25% on global performance. His target bonus percentage in the executive program was set at 65%. Because he was not in the executive program for the first three quarters of the year, his total target bonus did not include the 37.5% allocation corresponding to those quarters. In addition, for purposes of calculating his target bonus under the executive program, his salary does not include the $150,000 adjustment for foreign service that is described in footnote 2 of the table in "Base Salary," above.
The October 2015 peer group compensation review suggested that the 2015 target annual cash compensation for our Returning Named Executive Officers, including salary, bonus and target cash incentive bonus, was below the median at the 40th percentile for the Chief Executive Officer and near the median for the other Returning Named Executive Officers, on average. Based on our performance in 2015, which fell below our pre-established minimum performance goals, actual annual cash compensation was lower than target due to the lack of earned bonuses. As illustrated in the table on page 27, our Chief Executive Officer's actual cash compensation for 2015 was the lowest of the non-founder chief executive officers in our peer group, Messrs. Wood and Chang were at or below the 25th percentile, and Mr. Dorny was at approximately the 10th percentile — all below the median. The Committee views the difference between the target cash level relative to peers and the actual cash compensation level relative to peers as a performance-driven outcome and consistent with our pay-for-performance philosophy.

In establishing minimum revenue and operating performance levels (the level at which 50% of the target bonus is paid), goal revenue and operating performance levels (the level at which 100% of the target bonus is paid), and stretch revenue and adjusted operating income performance levels (the level at which 200% of the target bonus is paid), the Committee considered various factors, including our recent performance and current business plans, desired core growth rates, general business and economic conditions and business risks. For 2015, our goal performance levels were set at levels that benchmarked as being above-median revenue growth and upper-quartile adjusted operating income growth relative to our peer group at the time the goals were established.
To provide incentives that are earned for operating performance that is within the control of the executive officers, the performance levels are based on constant currency rates and exclude certain items as determined by the Committee at the time the performance levels were established, such as charges arising from Japan customs litigation related to disputed duties for periods prior to 2015.
Stretch performance levels are set at a level that the Committee considers to be extraordinary performance. The following tables set forth the correlation between minimum, goal and stretch performance levels for 2014, measured as a percentage of goal performance levels, together with the percentage of target bonus that could be earned at such levels.
	Minimum	Goal	Stretch
Revenue
Percentage of goal performance level	95.3%	100.0%	105.7%
Percentage of target bonus paid	50.0%	100.0%	200.0%

The percentage of target bonus earned increases 10.6% for every 1% increase in achievement of the goal revenue performance level from the minimum revenue performance level to the goal revenue performance level, and 17.5% for every 1% increase in excess of the goal revenue performance level from the goal revenue performance level to the stretch revenue performance level.
	Minimum	Goal	Stretch
Adjusted Operating Income
Percentage of goal performance level	93.2%	100.0%	107.9%
Percentage of target bonus paid	50.0%	100.0%	200.0%

The percentage of target bonus earned increases 7.4% for every 1% increase in achievement of the goal adjusted operating income performance level from the minimum adjusted operating income performance level to the goal adjusted operating income performance level, and 12.7% for every 1% increase in excess of the goal adjusted operating income performance level from the goal adjusted operating income performance level to the stretch adjusted operating income performance level.
It is also important to note that the Committee considers the revenue and adjusted operating income performance levels within the context of desired core growth rates, determined on a constant currency basis and excluding certain predetermined items, to be achieved from the prior year in establishing the appropriate performance levels. For example, the goal revenue performance level for the annual period in 2015 represented a 6.0% constant currency growth rate over 2014 and the goal adjusted operating income performance level represented a 18.2% constant currency growth rate over 2014. The growth rates associated with the stretch performance levels for revenue and adjusted operating income were approximately 2.0 and 1.5 times the growth rates associated with the goal performance levels, respectively. Actual performance was approximately 10% and 26% below our revenue and adjusted operating income goal performance levels, respectively.

As established by the Committee, the percentage of target bonus paid for actual quarterly and annual revenue and adjusted operating income performance was calculated as follows:
•
For actual performance between the minimum performance levels and the goal performance levels, the percentage of target bonus paid is equal to 100% – [(100% – 50%) x (actual performance – goal performance level) / (minimum performance level – goal performance level)].

•
For actual performance between the goal performance levels and the stretch performance levels, the percentage of target bonus paid is equal to 100% + [(200% – 100%) x (actual performance – goal performance level) / (high performance level – goal performance level)].

•
For actual performance exceeding the stretch performance levels, the percentage of target bonus paid is equal to 100% + (actual performance / stretch performance level), subject to a ceiling of 250% of target bonus for the incentive period and an aggregate annual ceiling of 200% of target bonus.

The table below sets forth the adjusted operating income and revenue performance levels for the incentive periods in 2015, the actual performance, the percentage of the goal performance levels achieved, and the percentage of the target bonus that was paid. We have included the growth rates over the prior-year period to help provide a clearer understanding of the performance levels under the incentive plan.

(dollar amounts expressed in thousands)
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Annual
Revenue (50% weight)

Goal performance level(1)	$610,000	$650,000	$745,000	$710,000	$2,715,000
(Constant currency growth rate over prior year)	-9.1%	0.0%	16.6%	17.9%	6.0%
Actual performance	$588,716	$605,777	$636,402	$614,117	$2,445,012
(Constant currency growth rate over prior year)	-12.3%	-6.8%	-0.4%	2.0%	-4.6%
Percentage of goal performance level achieved	96.5%	93.2%	85.4%	86.5%	90.1%
Percentage of target bonus paid	0.0%	0.0%	0.0%	0.0%	0.0%

Adjusted Operating Income (50% weight)

Goal performance level(2)	$85,400	$92,950	$118,455	$108,630	$405,435
(Constant currency growth rate over prior year)	-15.6%	69.8%	12.9%	-32.3%	18.2%
Actual performance	$81,255	$83,461	$64,066	$70,707	$299,505
(Constant currency growth rate over prior year)	-19.7%	52.5%	-39.0%	-13.9%	-12.7%
Percentage of goal performance level achieved	95.2%	89.8%	54.1%	65.1%	73.9%
Percentage of target bonus paid	0.0%	0.0%	0.0%	0.0%	0.0%

(1)	Minimum revenue performance levels for the four quarterly and annual periods were $580,000; $612,000; $720,000; $675,000 and $2,587,000, respectively. Stretch revenue performance levels were $640,000; $680,000; $800,000; $750,000 and $2,870,000, respectively.
(2)	Minimum adjusted operating income performance levels for the four quarterly and annual periods were $79,460; $85,680; $111,600; $101,250 and $377,990, respectively. Stretch adjusted operating income performance levels were $91,520; $99,280; $130,400; $116,250 and $437,450, respectively.
For 2015, the total aggregate annual bonus earned in our executive cash incentive program was 0% of the aggregate annual target bonus, based on actual performance that fell below our pre-established minimum performance levels for revenue and adjusted operating income. Differences between actual results reported in the table above and results reported in our audited financial statements are a result of the difference between the exchange rates used in our financial statements and constant currency rates used to measure performance under the incentive plan, as well as the exclusion of certain items determined to be appropriate by the Committee at the time the performance levels were established. To facilitate comparisons between the incentive period and the prior-year period (i.e., to help measure core growth rates in the targets), the currency rates used to establish the goals and measure performance were the exchange rates that were used in the prior-year period.

Because 2015 cash incentive bonuses did not fund, total actual cash compensation was at or below the 25th percentile for each of our Returning Named Executive Officers in relation to our peer group.
	2015 Total Actual Cash Compensation(1)
Named Executive Officer	($)	Approx. Percentile vs. Peers(2)
M. Truman Hunt	1,042,267	0P
Ritch N. Wood	560,392	25P
Ryan S. Napierski	668,247	n/a
Joseph Y. Chang	599,558	25P
D. Matthew Dorny	458,933	10P

(1)	Includes salary, bonus and non-equity incentives paid under annual cash incentive bonus plan.
(2)	Percentiles are in relation to peers excluding founders. One founder chief executive officer in the peer group had lower 2015 total actual cash compensation than Mr. Hunt.
Equity Awards
The equity component of our 2015 compensation program was designed to emphasize performance-based equity awards. Equity awards granted to our named executive officers in 2015 included our regular annual equity grants (as defined in "Overview," above), as well as other grants to Messrs. Chang and Napierski.
Annual Equity Grants
Aligning the interests of our executive officers with those of our stockholders is an important objective of our compensation program. In order to accomplish this objective, we tie a significant portion of the total compensation of executive officers to our long-term stock performance through the grant of equity awards and our stock ownership guidelines that require our executive officers to hold stock. We also believe that equity compensation helps motivate executive officers to drive earnings growth because they will be rewarded with increased equity value, and assists in the retention of executive officers who may have significant value tied up in unvested equity awards.
We periodically review and adjust the level of our equity awards. We do not use a fixed formula or criteria in determining whether to adjust the level of equity awards, but subjectively evaluate a variety of factors consisting of:
•	practices of peer companies;
•	degree of responsibility for overall corporate performance;
•	overall compensation levels;
•	changes in position and/or responsibilities;
•	individual performance;
•	company performance;
•	total stockholder return;
•	degree of performance risk in the equity grant program;

•	potential dilution of our overall equity grants;
•	accumulated realized and unrealized value of past equity awards;
•	associated expenses of equity awards;
•	the recommendations of the Chairman of the Board, and of the Chief Executive Officer regarding the other executive officers; and
•	data and context provided by our compensation consultant.
Historically, we have referenced peer company compensation data for context on pay levels and performance requirements compared to our peers. We do not target specific percentiles, but use them as reference and consideration of reasonableness in light of past and future performance expectations and relative internal compensation levels.  We generally have not given significant consideration to the value of existing equity award holdings because we want to ensure that our equity compensation is competitive for the position on an annualized basis and we want to provide an incentive from the date of grant. However, we periodically review and consider the in-the-money value of existing award holdings (inclusive of stock sales proceeds over the previous three years) of our executive officers in connection with our review of equity compensation practices to determine if wealth creation is aligning with performance and the amount of unvested equity in place for retention.
Emphasis on Performance-Based Awards
Although we consider time-based stock options to be performance-based because the stock price must increase after the grant for value to be realized, we believe that the performance nature of our equity grants is further enhanced by making a substantial portion of equity grants in the form of performance-contingent options or performance-contingent restricted stock units that are earned for achieving multi-year performance goals. Accordingly, as reflected in the following tables, in our regular equity compensation program (as defined in "Overview," above), each of the Returning Named Executive Officers was granted approximately 50% or more of their equity awards and 63% or more of their grant value in the form of performance stock options and performance restricted stock units. Including awards outside of our regular equity compensation program, Mr. Chang was granted 42% of his equity awards and 45% of his grant value in the form of performance-based equity.

Regular Equity Awards – 2015

				Percentage Performance-Based
Named Executive Officer	Performance Stock Options(1)	Performance Restricted Stock Units(1)	Time-Based Stock Options	Number of Awards	Grant Date Fair Value

M. Truman Hunt	—	52,100	37,000	58%	84%
Ritch N. Wood	8,600	5,100	13,600	50%	65%
Ryan S. Napierski(2)	—	—	6,800	—	—
Joseph Y. Chang	8,600	5,100	13,600	50%	65%
D. Matthew Dorny	6,500	3,500	11,000	48%	63%
	23,700	65,800	82,000	52%	75%

(1)	Reflects the number of shares of stock that would have become eligible for vesting or exercisable if performance had been achieved at the goal performance level, the same number used for calculating grant date fair value for purposes of the Summary Compensation Table.
(2)	Mr. Napierski became an executive officer in September 2015, which was after the Committee had granted performance-contingent equity awards for the year and when only one full quarter remained in the 2015 performance year.

The following table lists the aggregate equity awards to our named executive officers, including the regular equity awards listed in the table above and the awards outside of the regular program.
Aggregate Equity Awards – 2015
					Percentage Performance-Based
Named Executive Officer	Performance Stock Options(1)	Performance Restricted Stock Units(1)	Time-Based Stock Options	Time-Based Restricted Stock Units	Number of Awards	Grant Date Fair Value

M. Truman Hunt	—	52,100	37,000	—	58%	84%
Ritch N. Wood	8,600	5,100	13,600	—	50%	65%
Ryan S. Napierski(2)	—	—	56,800	8,500	—	—
Joseph Y. Chang(3)	8,600	5,100	13,600	5,458	42%	45%
D. Matthew Dorny	6,500	3,500	11,000	—	48%	63%
	23,700	65,800	132,000	13,958	38%	59%

(1)	Reflects the number of shares of stock that would have become eligible for vesting or exercisable if performance had been achieved at the goal performance level, the same number used for calculating grant date fair value for purposes of the Summary Compensation Table.
(2)	Mr. Napierski became an executive officer in September 2015, which was after the Committee had granted performance-contingent equity awards for the year and when only one full quarter remained in the 2015 performance year. Consistent with our practice of granting equity awards to certain non-executive employees, Mr. Napierski was granted 6,000 time-based restricted stock units in February 2015, while he was serving as President of our North Asia region. He was also granted a special award of 50,000 time-based stock options and 2,500 time-based restricted stock units in connection with his promotion.
(3)	Mr. Chang received a special award of 5,458 time-based restricted stock units in March 2015 in anticipation of entering into a new employment agreement in April 2015.

Our performance-based equity awards generally become eligible for vesting based on the achievement of adjusted earnings per share performance levels, measured in terms of diluted earnings per share excluding certain predetermined items. The terms of the performance-based equity awards that were granted in March 2015 give named executive officers the opportunity to earn up to 125% of their target award if performance meets certain pre-defined, "stretch" levels. Consistent with our historical practice, named executive officers earn 100% of their target award if performance is at goal level, and they earn 50% of their target award if performance is at the minimum level. In addition, as with 2014, the 2015 performance-based equity awards are divided into three equal tranches.  The tranches are contingent on performance over 2015, 2016 and 2017, respectively. Prior to 2014, our performance-based equity awards were divided into tranches that were contingent on performance over two years. The change in 2014 was to focus performance-based equity award earnout on long-term operating performance over three years.
Forfeiture of Performance Awards Contingent on 2015 Performance
For the tranche of our annual performance-based equity awards granted in March 2015 that was contingent on 2015 performance, the minimum, goal and stretch adjusted earnings per share levels were $3.90, $4.05 and $4.28, respectively. These levels were based on expectations as of the beginning of 2015. Our 2015 adjusted earnings per share goal performance level of $4.05 reflected upper-quartile growth relative to our peer group at the time the goals were established.  Our 2015 actual adjusted earnings per share as calculated for purposes of the performance awards were $2.25. This amount is less than our pre-established minimum performance levels of $3.90 for the March 2015 awards and of $6.80 for the March 2014 awards.  As a result, our executive officers forfeited all performance-based equity awards that were based on 2015 performance.
The following table summarizes the performance-based equity awards that were forfeited as a result of 2015 performance falling short of all previously set expectations and performance goals. It also includes the grant date fair values for such awards, which values were included in the Summary Compensation Table for the year in which the grants were made.

Name	Grant Date	Award Type	Number of Underlying Shares Forfeited (#)(1)	Grant Date Fair Value ($)

M. Truman Hunt	3/31/2014	Performance-Based Restricted Stock Units	15,000	1,206,450
	3/10/2015	Performance-Based Restricted Stock Units	17,366	930,297
			32,366	2,136,747

Ritch N. Wood	3/31/2014	Performance-Based Stock Options	2,867	80,563
	3/31/2014	Performance-Based Restricted Stock Units	1,700	136,731
	3/10/2015	Performance-Based Stock Options	2,866	53,050
	3/10/2015	Performance-Based Restricted Stock Units	1,700	91,069
			9,133	361,412

Ryan S. Napierski	—	—	—	—

Joseph Y. Chang	3/31/2014	Performance-Based Stock Options	2,867	80,563
	3/31/2014	Performance-Based Restricted Stock Units	1,700	136,731
	3/10/2015	Performance-Based Stock Options	2,866	53,050
	3/10/2015	Performance-Based Restricted Stock Units	1,700	91,069
			9,133	361,412

D. Matthew Dorny	3/31/2014	Performance-Based Stock Options	2,167	60,893
	3/31/2014	Performance-Based Restricted Stock Units	1,167	93,862
	3/10/2015	Performance-Based Stock Options	2,166	40,093
	3/10/2015	Performance-Based Restricted Stock Units	1,166	62,463
			6,666	257,310

(1)	Reflects the number of shares of stock that would have become eligible for vesting or exercisable if performance had been achieved at the goal performance level, the same number used for calculating grant date fair value for purposes of the Summary Compensation Table in the respective year.
Timing of Equity Grants
Our normal schedule is to grant equity awards two times per year to average stock price volatility and allow more comprehensive consideration of performance. In March 2015, we granted annual performance restricted stock units to each of the Returning Named Executive Officers. We also granted annual performance stock options and approximately half of the annual time-based stock options to each of the Returning Named Executive Officers except for Mr. Hunt. In December 2015, we granted 37,000 time-based stock options to Mr. Hunt and the remaining annual time-based stock options to each of the named executive officers.
For the Returning Named Executive Officers except for Mr. Hunt, we split the annual time-based options into two semi-annual grants rather than one annual grant to allow for option exercise price averaging, overlapping vesting, more regular consideration of individual performance and consideration of the most recent say-on-pay stockholder vote results. The Committee meets on or before each grant date to review the award list and approve the grant. We set the exercise price for stock options at the closing price of our stock on the date of grant.
North Asia Region Special Incentive Award
In 2014, we granted a special incentive award to Mr. Napierski related to the future long-term performance of our North Asia region, where Mr. Napierski was serving as President. The award consists of performance cash and performance-based stock options, which vest based on achievement of the following objectives during the three-year period ending December 31, 2017:

•	Continuously maintaining the title of President of our North Asia region or a position overseeing that position;
•	A viable successor replacing or being prepared to replace Mr. Napierski; and
•	Goals for North Asia profitability and for the compound annual growth rate of North Asia revenue.
In his current position of President of Global Sales and Operations, Mr. Napierski oversees the President of our North Asia region for purposes of the first objective listed above. If the first and second objectives listed above are achieved, then the incentive award will vest based on the degree to which the profitability and compound annual growth rate objectives are achieved over the three-year period. If these objectives are achieved at a minimum performance level, performance cash of $250,000 will vest. If these objectives are achieved at an intermediate performance level, 15,000 stock options and performance cash of $500,000 will vest. If these objectives are achieved at a high level, 30,000 stock options and performance cash of $750,000 will vest. For more information about this award, see footnote 3 to the Outstanding Equity Awards at Fiscal Year-End – 2015 table.
Clawback Policy
Our equity incentive awards and, starting in 2016, our cash incentive awards, contain clawback or recoupment provisions that allow the Committee to recover an executive's gains from the exercise or vesting of such awards in case of a financial restatement or if an executive materially breaches certain obligations or covenants, including non-compete and non-solicitation covenants, or willfully engages in or is convicted of certain illegal activity, fraud or other misconduct. In such event, we may terminate the outstanding awards of such executive and recover any gains from the exercise or vesting of cash and equity awards during the twelve months preceding the act or anytime thereafter.
Pursuant to the terms of the Second Amended and Restated 2010 Omnibus Incentive Plan that is being proposed for stockholder approval at the 2016 Annual Meeting, any and all awards granted thereunder will be cancelled if the participant violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity or material misconduct that is in conflict with or adverse to our interests, including conduct contributing to any financial restatements or financial irregularities, as determined by the Committee.
In addition, all compensation awarded under our current and prior incentive plans will be subject to recovery or other penalties pursuant to (i) any future clawback policy of the company, as may be adopted or amended from time to time, and (ii) any applicable law, rule or regulation or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Securities Exchange Act of 1934 and any applicable stock exchange listing rule adopted pursuant thereto.
Stock Ownership Guidelines
Our stock ownership guidelines are designed to motivate our executive officers to consider the long-term consequences of business strategies and to provide a level of long-term performance risk with respect to our compensation programs. These guidelines provide that executive officers must retain 50% to 75% of the net shares (after payment of the exercise price and related taxes) with respect to any equity award unless the individual holds a number of shares equal to the ownership levels set forth in the guidelines. The ownership levels are phased in over five years from appointment as an executive officer. Unvested equity awards and vested options are not counted in determining whether an executive officer holds shares equal to or greater than the designated level. At the end of the five-year phase-in period, the designated ownership levels are set at 100,000 shares for our Chief Executive Officer and 25,000 shares for our other executive officers. As of March 15, 2016, based on the closing price of $36.74 for our Class A Common Stock on the NYSE, these levels of ownership were valued at $3,674,000 and $918,500, respectively. Based on these values, the ownership level required for our Chief Executive Officer represents approximately 3.7 times Mr. Hunt's 2015 base salary, and the ownership level required for executive officers represents approximately 1.7 times the average of the base salaries in effect as of the end of 2015 for Messrs. Wood, Napierski, Chang and Dorny. As of March 15, 2016, all of our named executive officers owned more than the designated number of shares under our stock ownership guidelines.

Retirement and Other Post-Termination Benefits
Our executive officers do not participate in any pension or defined benefit plan. We believe it is important for retention purposes to provide executive officers with a meaningful opportunity to accumulate savings for their retirement. To accomplish this objective, we maintain both a tax-qualified 401(k) plan and a nonqualified deferred compensation plan. We do not make any matching contributions for named executive officers under the deferred compensation plan. We generally make a discretionary contribution (historically 10% of each executive officer's salary), which may be allocated between the executive officer's 401(k) and deferred compensation plan accounts. Discretionary contributions to an executive officer's 401(k) plan account vest 20% per year for the first five years of service. Discretionary contributions to an executive officer's deferred compensation plan account vest 50% at 10 years of service and 5% each year thereafter. Vested company contributions in the deferred compensation plan will not be paid out, however, if the participant competes with us during the one-year period following termination of employment. This non-compete limitation terminates after the participant has reached 20 years of service or age 60.
As more fully described and quantified below in "Narrative to Summary Compensation Table and Grants of Plan Based Awards Table—Employment Agreements" and in the table titled "Potential Payments Upon Termination or Change in Control," during 2015, we had executive employment agreements with each of the Returning Named Executive Officers that provided for certain change in control and termination benefits. We do not provide excise tax gross-up protection to any of our named executive officers. Any cash severance payment under the employment agreements or accelerated vesting of equity in connection with a change in control requires a qualifying termination of employment. We believe these double-trigger post-termination benefits provide reasonable protections to employees who may be terminated following a change in control. It also assists us in retaining their services in the event of a potential change in control. We believe such arrangements are in the best interests of us and our stockholders if they are reasonable in amount and scope, because they can help to retain key employees during a change in control process. Each of the executive employment agreements, other than Mr. Chang's, expired on December 31, 2015.
Perquisites and Other Personal Benefits
We provide our executive officers and other key employees with other limited benefits and perquisites. These consist of, among other things, payments for term life insurance, use of company-provided vehicles, properties, sporting event tickets, company products, sales force event-related spouse travel and prizes at company parties. We do not reimburse executive officers for the income taxes associated with these perquisites except for limited business-related perquisites such as spouse travel to sales force events where the spouse is expected to attend and help entertain and participate in events with our sales force and their spouses. We have elected to pay the income taxes for these business-related perquisites because we believe they are business expenses. These benefits generally represent a very small portion of an executive officer's overall compensation and provide a benefit to us and our stockholders. Mr. Napierski receives additional expatriate-related perquisites and personal benefits, including an education and housing allowance, tax payments and other benefits, because he continues to maintain a residence in Asia and his family has not yet relocated to the United States. The amount of these benefits is included in footnote 5 to the Summary Compensation Table.

Tax Limitations on Deductibility
We have taken into consideration the limitation on deductibility for United States income tax purposes of compensation in excess of $1 million paid to our Chief Executive Officer and the three other most highly compensated executive officers employed at the end of the year (other than our Chief Financial Officer) by structuring a significant portion of our compensation as performance-based. Our current cash incentive plan and equity incentive plan have been approved by our stockholders, and the awards under these plans can qualify as "performance-based" for purposes of the deductibility limitations. While we try to structure compensation so that it will be deductible for income tax purposes, we also exercise judgment and may authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of us and our stockholders.
Executive Compensation Committee Report
We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in this proxy statement. Based on the review and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this proxy statement.

EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Daniel W. Campbell, Chairman
Andrew D. Lipman
Neil H. Offen
Thomas R. Pisano

Executive Compensation Tables and Accompanying Narrative
Summary Compensation Table
The following table summarizes the total compensation of each of the named executive officers for the fiscal years ended December 31, 2013, December 31, 2014 and December 31, 2015, as calculated in accordance with SEC rules. The amounts in the "Stock Awards" and "Option Awards" columns do not reflect the amounts actually earned by the named executive officer because they include performance-based equity awards that were granted during the respective year but were not ultimately earned, based on company performance. See the Adjusted Summary Compensation Table, below, for further information.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

M. Truman Hunt President and Chief Executive Officer	2015	1,000,000	42,267	2,717,882	520,590	—	133,925	4,414,663
	2014	1,000,000	42,402	3,613,800	—	—	102,878	4,759,080
	2013	1,000,000	42,966	2,914,313	3,596,000	2,000,000	141,557	9,694,835

Ritch N. Wood Chief Financial Officer	2015	535,000	25,392	266,050	399,925	—	105,892	1,332,259
	2014	530,833	23,027	409,564	552,573	—	74,786	1,590,783
	2013	505,000	22,550	388,575	2,528,063	612,000	92,426	4,148,614

Ryan S. Napierski(6) President of Global Sales and Operations	2015	538,077	27,600	398,085	799,176	102,570	2,464,049	4,329,556

Joseph Y. Chang Chief Scientific Officer and Executive Vice President of Product Development	2015	575,000	24,558	558,435	399,925	—	91,341	1,649,259
	2014	570,833	24,693	409,564	552,573	—	66,799	1,624,462
	2013	550,000	24,216	194,288	1,490,663	660,000	89,740	3,008,906

D. Matthew Dorny General Counsel	2015	440,000	18,933	182,582	311,581	—	75,190	1,028,286
	2014	436,667	19,068	281,072	409,882	—	59,394	1,206,083
	2013	414,167	18,800	194,288	1,490,663	504,000	77,146	2,699,063

(1)	Messrs. Napierski, Chang and Dorny deferred a portion of their salaries under our nonqualified deferred compensation plan, which is included in the Nonqualified Deferred Compensation – 2015 table. Each of the named executive officers also contributed a portion of his salary to our 401(k) retirement savings plan.
(2)	The amounts reported in this column include gift payments that we have historically made to all corporate employees as year‑end holiday gifts in the form of a gift certificate or similar merchant credit arrangement, and cash in an amount equal to a percentage of each employee's base salary (approximately two weeks of salary). Messrs. Wood and Napierski also received bonuses for reaching years-of-service milestones.
(3)	The amounts reported in these columns reflect the aggregate grant date fair value of equity awards computed in accordance with FASB ASC Topic 718 and, for performance-based awards, are based on the probable outcome of the performance conditions as of the grant date. The amounts do not represent amounts actually received by the named executive officers. For this purpose, the estimate of forfeitures is disregarded and the value of the stock awards is discounted to reflect that no dividends are paid prior to vesting. For information on the valuation assumptions used in calculating these amounts, refer to Note 12 to our financial statements in the Form 10-K filed for the fiscal year ended December 31, 2015.

The aggregate grant date fair value of the 2015 performance-based stock and option awards, assuming achievement of the maximum performance level, would be respectively: Mr. Hunt – $3,397,352  and $0; Mr. Wood – $332,563  and $210,056; Mr. Napierski – $0 and $0; Mr. Chang – $332,563  and $210,056; and Mr. Dorny – $228,227  and $158,764. The foregoing amounts do not include the value of time-based restricted stock units and stock options that were granted during 2015, which are reflected in the Stock Awards and Option Awards columns, respectively.
(4)	The amounts reported in this column are cash awards to the named executive officers made pursuant to our Amended and Restated 2010 Omnibus Incentive Plan. None of the Returning Named Executive Officers received a payout under these awards for 2015 because minimum performance goals were not met. Mr. Napierski received payouts related to the performance of the region he oversaw prior to becoming an executive officer. See "Compensation Discussion and Analysis—Cash Incentive Bonus" for information regarding these awards.
(5)	The following table describes the components of the All Other Compensation column for 2015 in the Summary Compensation Table.
Name	Company Contributions to Deferred Compensation Plan ($)	Tax Payments ($)(a)	Life Insurance Premiums Paid by Company ($)(b)	Company Contributions to 401(k) Retirement Savings Plan ($)	Perquisites and Other Personal Benefits ($)(c)	Total ($)
M. Truman Hunt	100,000	3,136	1,571	10,600	18,617	133,925
Ritch N. Wood	53,500	3,136	838	10,600	37,818	105,892
Joseph Y. Chang	58,900	3,136	3,270	10,600	15,435	91,341
Ryan S. Napierski	45,000	1,936,210(d)	294	10,600	471,944(d)	2,464,049
D. Matthew Dorny	44,000	2,623	1,016	10,600	16,951	75,190

(a)	This column reports amounts reimbursed by us for the payment of taxes with respect to travel of the named executive officers' spouses to sales force events where the spouse is expected to attend and help entertain and participate in events with our sales force and their spouses. We have elected not to pay the income taxes associated with non-business related perquisites. For Mr. Napierski, this column also includes tax payments associated with his income earned outside of the United States, as well as a tax reimbursement for a bonus he received during 2015 prior to becoming an executive officer. For further discussion regarding tax payments, see "Compensation Discussion and Analysis—Perquisites and Other Personal Benefits."
(b)	This column reports premiums paid to obtain term life insurance policies with coverage, as of December 31, 2015, of $500,000 for Messrs. Napierski and Chang and $750,000 for Messrs. Hunt, Wood and Dorny.
(c)	This column reports our incremental cost for perquisites and personal benefits provided to the named executive officers. In 2015, these included the personal use of company‑provided vehicles and properties; AAA membership; tickets, travel and hospitality for sporting events; clothing reimbursement; company products; security monitoring; and spouse travel to sales force events where the spouse is expected to attend and help entertain and participate in events with our sales force and their spouses. In addition, Mr. Napierski received expatriate benefits, including payments for a housing allowance of $183,839, a cost of living allowance of $139,121, and an education allowance of $69,574.
(d)	Portions of these amounts were paid in Japanese yen. The amounts were converted to U.S. dollars using a weighted average exchange rate for the month in which the payment was made. During 2015, these exchange rates ranged from 118.27 to 123.68 Japanese yen per U.S. dollar.

(6)	Mr. Napierski's compensation is significantly higher than the compensation of our other non-CEO named executive officers primarily because he received the expatriate benefits that are summarized in footnotes (5)(a) and (c), above.
Adjusted Summary Compensation Table
As required by SEC rules, the Summary Compensation Table reflects equity awards at their grant date fair value computed in accordance with applicable accounting standards, which is driven in part by the stock price at the time of grant, even though that grant value, or any value at all, may not ultimately be earned.
Performance-based equity awards granted by the company are earned, if at all, over multiple years. Performance-based equity awards granted in 2013 were divided into four equal tranches, two of which were contingent on 2013 performance and two of which were contingent on 2014 performance. Performance-based equity awards granted in 2014 and 2015 were divided into three equal tranches, with the first tranche contingent on performance during the year of grant and the second and third tranches contingent on performance during the next two years, respectively.
Based on the company's performance during 2014 and 2015, all tranches that were contingent on 2014 and 2015 performance were forfeited. The following table shows each named executive officer's total compensation, with the grant date fair value of the forfeited tranches deducted from the compensation of the year in which the grant was made. We currently do not expect that the 2016 tranches of awards granted in 2014 and 2015 will be earned either, although the table does not deduct the grant date fair values of such tranches because 2016 has not ended.
			Adjustments for Forfeited Equity Awards
Name and Principal Position	Year	Total Compensation in Summary Compensation Table ($)	Forfeited Stock Awards ($)(1)	Forfeited Option Awards ($)(1)	Adjusted Total Compensation ($)
M. Truman Hunt President and Chief Executive Officer	2015	4,414,663	(930,297)	—	3,484,367
	2014	4,759,080	(2,428,500)	—	2,330,580
	2013	9,694,835	(1,434,375)	—	8,260,460

Ritch N. Wood Chief Financial Officer	2015	1,332,259	(91,069)	(53,050)	1,188,140
	2014	1,590,783	(275,230)	(156,684)	1,158,869
	2013	4,148,614	(191,250)	(99,969)	3,857,395

Ryan S. Napierski President of Global Sales and Operations	2015	4,329,556	—	—	4,329,556

Joseph Y. Chang Chief Scientific Officer and Executive Vice President of Product Development	2015	1,649,259	(91,069)	(53,050)	1,505,140
	2014	1,624,462	(275,230)	(156,684)	1,192,548
	2013	3,008,906	(95,625)	(42,844)	2,870,437

D. Matthew Dorny General Counsel	2015	1,028,286	(62,463)	(40,093)	925,731
	2014	1,206,083	(188,856)	(118,422)	898,805
	2013	2,699,063	(95,625)	(42,844)	2,560,594

(1)	These columns reflect amounts that, while required to be included in total compensation for the respective year, were not ultimately earned and were therefore forfeited based on 2014 and 2015 performance.

Grants of Plan‑Based Awards – 2015
The following table provides information about equity and non‑equity awards granted to the named executive officers in 2015.
Name	Grant Date	Estimated Future Payouts under non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)(1)	Target ($)(1)	Max ($)(1)	Threshold (#)(2)	Target (#)(2)	Max (#)(2)

M. Truman Hunt	3/10/2015	—	—	—	26,050	52,100	65,125	—	—	—	2,717,882
	12/18/2015	—	—	—	—	—	—	—	37,000	37.58	520,590
	N/A	312,500	1,250,000	2,500,000	—	—	—	—	—	—	—

Ritch N. Wood	3/10/2015	—	—	—	4,300	8,600	10,750		—	54.97	168,045
	3/10/2015	—	—	—	2,550	5,100	6,375	—	—	—	266,050
	3/10/2015	—	—	—	—	—	—	—	6,800	54.97	136,204
	12/18/2015	—	—	—	—	—	—	—	6,800	37.58	95,676
	N/A	86,938	347,750	695,500	—	—	—	—	—	—	—

Ryan S. Napierski	2/11/2015(7)	—	—	—	—	—	—	6,000	—	—	312,060
	12/18/2015(7)	—	—	—	—	—	—	2,500	—	—	86,025
	12/18/2015(7)	—	—	—	—	—	—	—	50,000	37.58	703,500
	12/18/2015	—	—	—	—	—	—	—	6,800	37.58	95,676
	N/A(7)	16,875	225,000	450,000	—	—	—	—	—	—	—
	N/A	29,453	203,125	406,250	—	—	—	—	—	—	—

Joseph Y. Chang	3/10/2015	—	—	—	4,300	8,600	10,750	—	—	54.97	168,045
	3/10/2015	—	—	—	2,550	5,100	6,375	—	—	—	266,050
	3/10/2015	—	—	—	—	—	—	—	6,800	54.97	136,204
	3/10/2015	—	—	—	—	—	—	5,458	—	—	292,385
	12/18/2015	—	—	—	—	—	—	—	6,800	37.58	95,676
	N/A	93,438	373,750	747,500	—	—	—	—	—	—	—

D. Matthew Dorny	3/10/2015	—	—	—	3,250	6,500	8,125	—	—	54.97	127,011
	3/10/2015	—	—	—	1,750	3,500	4,375	—	—	—	182,582
	3/10/2015	—	—	—	—	—	—	—	5,000	54.97	100,150
	12/18/2015	—	—	—	—	—	—	—	6,000	37.58	84,420
	N/A	71,500	286,000	572,000							N/A

(1)	The amounts reported in these columns reflect potential payouts for 2015 under our cash incentive plan if the respective levels of performance were achieved for all quarters and for the year. The amounts reported in the Threshold column reflect the potential payout if any company performance metric was at the minimum level required to receive a bonus. The amounts reported in the Target column reflect the potential payout if all company performance metrics were at goal performance levels. The amounts reported in the Max column reflect the potential payout if all company performance metrics were at or above stretch performance levels. As reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table, none of the Returning Named Executive Officers received a payout under the cash incentive plan for 2015 because minimum performance goals were not met. Mr. Napierski received payouts related to the performance of the region he oversaw prior to becoming an executive officer.
(2)	The awards reported in these columns are performance restricted stock units and performance stock options granted under our Amended and Restated 2010 Omnibus Incentive Plan. The amounts reported in these columns reflect the potential number of shares of stock that become eligible for vesting or exercisable pursuant to these performance equity awards if certain financial metrics are achieved. The amount reported in the Threshold column for each award reflects the potential number of shares of stock that become eligible for vesting or exercisable if performance is at the minimum level required for any shares of stock to become eligible for vesting or exercisable. The amount reported in the Target column for each award reflects the potential number of shares of stock that become eligible for vesting or exercisable if performance is at the goal performance level. The amount reported in the Max column for each award reflects the potential number of shares of stock that become eligible for vesting or exercisable if performance is at the level required for 125% of the target-level shares of stock to become eligible for vesting or exercisable.

(3)	The awards reported in this column are restricted stock units granted to the named executive officers under our Amended and Restated 2010 Omnibus Incentive Plan. These restricted stock unit awards vest in four equal annual installments beginning approximately one year from the date of the respective grant, except that Mr. Chang's award vested in full approximately one year after the date of grant.
(4)	The awards reported in this column are stock options granted to the named executive officers under our Amended and Restated 2010 Omnibus Incentive Plan. These stock option awards vest and become exercisable in four equal annual installments beginning approximately one year from the date of the respective grant.
(5)	This column shows the exercise price for the stock option awards granted, which in each case is the closing price of our stock on the date of the respective grant.
(6)	The amounts reported in this column reflect the aggregate grant date fair value of equity awards computed in accordance with FASB ASC Topic 718 and, for performance-based awards, are based on the probable outcome of the performance conditions as of the grant date. For this purpose, the estimate of forfeitures is disregarded and the value of the stock awards is discounted to reflect that no dividends are paid prior to vesting. For information on the valuation assumptions used in calculating these amounts, refer to Note 12 to our financial statements in the Form 10-K filed for the fiscal year ended December 31, 2015. Because the amounts reported in this column reflect the aggregate grant date fair value of the equity awards, these amounts do not reflect that certain of the equity incentive plan awards granted on March 10, 2015 did not and will not vest, nor that the exercise price of the time-based stock options granted on March 10, 2015 is currently greater than our stock price.
(7)	These entries represent awards granted to Mr. Napierski prior to, or in connection with, his promotion as an executive officer.
Narrative to Summary Compensation Table and Grants of Plan‑Based Awards Table
Employment Agreements
During 2015, we had executive employment agreements with Messrs. Hunt, Wood, Chang and Dorny. Among other things, these agreements provided that:
•
Time-based equity awards granted to the executive officers will fully vest upon certain terminations of employment within six months prior to and in connection with, or within two years following, a change in control;

•	No excise tax protections will be provided for termination payments;
•	The executive officers will be bound by certain covenants, including non-solicitation, non-competition and non-endorsement, that are in addition to, or supersede, previous key employee covenants;
•	The executive officers will be entitled to the following termination payments in addition to salary and benefits earned prior to termination:

Termination Upon Death or Disability:
(a)	A lump sum equal to the pro-rata portion of the executive officer's target bonus for any outstanding bonus cycle; and
(b)	Salary continuation for up to 90 days in certain circumstances related to a disability.
Resignation for Good Reason or Other Termination Without Cause:
(a)	A lump sum equal to the cost of twelve months of health care continuation coverage;
(b)	A lump sum equal to the pro-rata portion of the executive officer's earned bonus, if any, for each outstanding bonus cycle;
(c)	For Mr. Hunt, continuation of annual salary for a period of 24 months; and
(d)	For Messrs. Wood, Chang and Dorny, continuation of annual salary for a period of 15 months.
Termination or Resignation for Good Reason in Connection with a Change in Control:
(a)	A lump sum equal to the cost of twelve months of health care continuation coverage;
(b)	A lump sum equal to the pro-rata portion of the executive officer's target bonus for any outstanding bonus cycle;
(c)	For Mr. Hunt, a lump sum amount equal to two times annual salary and target bonus; and
(d)	For Messrs. Wood, Chang and Dorny, a lump sum amount equal to 1.25 times annual salary and target bonus.
Other Resignation:
(a)	For Mr. Hunt, continuation of annual salary for a restricted period of up to two years, during which non-solicitation, non-competition and non-endorsement covenants remain in effect; and
(b)
For Messrs. Wood, Chang and Dorny, continuation of 75% of annual salary for a restricted period of up to one year, during which non-solicitation, non-competition and non-endorsement covenants remain in effect.

In addition, Mr. Chang's employment agreement provides that, if his employment terminates pursuant to any of the circumstances outlined above, other than for death or disability, Mr. Chang will be entitled to a four‑year consulting contract with us for $250,000 per year, less any severance payments that are paid to him during the year pursuant to his employment agreement.
Each of the executive employment agreements, other than Mr. Chang's, expired on December 31, 2015.
Performance Awards
For information on the terms of the equity and non-equity performance awards that were granted to named executive officers during 2015, see the "Compensation Discussion and Analysis" section of this Proxy Statement and the footnotes to the Outstanding Equity Awards at Fiscal Year-End – 2015 table.

Outstanding Equity Awards at Fiscal Year-End – 2015
The following table provides information on the holdings of equity awards by the named executive officers as of December 31, 2015.
		Option Awards					Stock Awards
Name and Award Type (1)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)(4)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
M. Truman Hunt
SO	2/27/2009	250,000	—	—	9.40	2/27/2016	—	—	—	—
SO	6/28/2010	25,000	—	—	25.89	6/28/2017	—	—	—	—
SO	8/31/2010	25,000	—	—	25.57	8/31/2017	—	—	—	—
PSO	11/15/2010	50,000	—	—	30.43	11/15/2017	—	—	—	—
SO	2/28/2011	25,000	—	—	31.92	2/28/2018	—	—	—	—
SO	8/15/2011	25,000	—	—	39.35	8/15/2018	—	—	—	—
SO	2/9/2012	18,750	6,250	—	54.08	2/9/2019	—	—	—	—
SO	12/17/2012	18,750	6,250	—	44.83	12/17/2019	—	—	—	—
PSO	7/15/2013	—	—	18,750	77.65	7/15/2020	—	—	—	—
SO	12/9/2013	25,000	25,000	—	131.52	12/9/2020	—	—	—	—
PRSU	3/31/2014	—	—	—	—	—	—	—	15,000	568,350
PRSU	3/10/2015	—	—	—	—	—	—	—	26,050	987,035
SO	12/18/2015	—	37,000	—	37.58	12/18/2022	—	—	—	—

Ritch N. Wood
PSO	3/2/2010	17,500	—	—	28.09	3/2/2017	—	—	—	—
SO	6/28/2010	13,750	—	—	25.89	6/28/2017	—	—	—	—
SO	8/31/2010	13,750	—	—	25.57	8/31/2017	—	—	—	—
PSO	11/15/2010	50,000	—	—	30.43	11/15/2017	—	—	—	—
SO	2/28/2011	13,750	—	—	31.92	2/28/2018	—	—	—	—
PSO	2/28/2011	17,500	—	—	31.92	2/28/2018	—	—	—	—
SO	8/15/2011	13,750	—	—	39.35	8/15/2018	—	—	—	—
PSO	2/9/2012	17,500	—	—	54.08	2/9/2019	—	—	—	—
SO	2/9/2012	10,313	3,437	—	54.08	2/9/2019	—	—	—	—
SO	8/31/2012	10,312	3,438	—	41.49	8/31/2019	—	—	—	—
PSO	2/15/2013	8,750	—	—	41.27	2/15/2020	—	—	—	—
SO	2/15/2013	6,875	6,875		41.27	2/15/2020	—	—	—	—
PSO	7/15/2013	—	—	18,750	77.65	7/15/2020	—	—	—	—
SO	12/9/2013	6,875	6,875	—	131.52	12/9/2020	—	—	—	—
PSO	3/31/2014	—	—	2,867	82.85	3/31/2021	—	—	—	—
SO	3/31/2014	1,700	5,100	—	82.85	3/31/2021	—	—	—	—
PRSU	3/31/2014	—	—	—	—	—	—	—	1,700	64,413
SO	12/17/2014	1,700	5,100	—	39.51	12/17/2021	—	—	—	—
SO	3/10/2015	—	6,800	—	54.97	3/10/2022	—	—	—	—
PSO	3/10/2015	—	—	4,300	54.97	3/10/2022	—	—	—	—
PRSU	3/10/2015	—	—	—	—	—	—	—	2,550	96,620
SO	12/18/2015	—	6,800	—	37.58	12/18/2022	—	—	—	—

		Option Awards					Stock Awards
Name and Award Type (1)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)(4)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)

Ryan S. Napierski
SO	2/27/2009	15,000	—	—	9.40	2/27/2016	—	—	—	—
PSO	11/15/2010	35,000	—	—	30.43	11/15/2017	—	—	—	—
PSO	7/15/2013	—	—	12,500	77.65	7/15/2020	—	—	—	—
RSU	2/9/2012	—	—	—	—	—	1,250	47,363	—	—
RSU	2/15/2013	—	—	—	—	—	2,500	94,725	—	—
RSU	3/31/2014	—	—	—	—	—	3,750	142,088	—	—
PSO	10/16/2014	—	—	15,000	43.53	10/16/2021	—	—	—	—
RSU	2/11/2015	—	—	—	—	—	6,000	227,340	—	—
RSU	12/18/2015	—	—	—	—	—	2,500	94,725	—	—
SO	12/18/2015	—	6,800	—	37.58	12/18/2022	—	—	—	—
SO	12/18/2015	—	50,000	—	37.58	12/18/2022	—	—	—	—

Joseph Y. Chang
SO	2/27/2009	37,500	—	—	9.40	2/27/2016	—	—	—	—
PSO	3/2/2010	5,625	—	—	28.09	3/2/2017	—	—	—	—
SO	6/28/2010	3,125	—	—	25.89	6/28/2017	—	—	—	—
SO	8/31/2010	4,688	—	—	25.57	8/31/2017	—	—	—	—
PSO	11/15/2010	50,000	—	—	30.43	11/15/2017	—	—	—	—
SO	2/28/2011	6,250	—	—	31.92	2/28/2018	—	—	—	—
PSO	2/28/2011	7,500	—	—	31.92	2/28/2018	—	—	—	—
SO	8/15/2011	6,250	—	—	39.35	8/15/2018	—	—	—	—
PSO	2/9/2012	7,500	—	—	54.08	2/9/2019	—	—	—	—
SO	2/9/2012	4,688	1,562	—	54.08	2/9/2019	—	—	—	—
SO	8/31/2012	4,687	1,563	—	41.49	8/31/2019	—	—	—	—
PSO	2/15/2013	3,750	—	—	41.27	2/15/2020	—	—	—	—
SO	2/15/2013	3,125	3,125	—	41.27	2/15/2020	—	—	—	—
PSO	7/15/2013	—	—	12,500	77.65	7/15/2020	—	—	—	—
SO	12/9/2013	3,125	3,125	—	131.52	12/9/2020	—	—	—	—
PRSU	3/31/2014	—	—	—	—	—	—	—	1,700	64,413
PSO	3/31/2014	—	—	2,867	82.85	3/31/2021	—	—	—	—
SO	3/31/2014	1,700	5,100	—	82.85	3/31/2021	—	—	—	—
SO	12/17/2014	1,700	5,100	—	39.51	12/17/2021	—	—	—	—
PSO	3/10/2015	—	—	4,300	54.97	3/10/2022	—	—	—	—
SO	3/10/2015	—	6,800	—	54.97	3/10/2022	—	—	—	—
PRSU	3/10/2015	—	—	—	—	—	—	—	2,550	96,620
RSU	3/10/2015	—	—	—	—	—	5,458	206,804	—	—
SO	12/18/2015	—	6,800	—	37.58	12/18/2022	—	—	—	—

		Option Awards					Stock Awards
Name and Award Type (1)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)(4)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)

D. Matthew Dorny
SO	2/27/2009	29,750	—	—	9.40	2/27/2016	—	—	—	—
PSO	3/2/2010	7,500	—	—	28.09	3/2/2017	—	—	—	—
SO	6/28/2010	6,250	—	—	25.89	6/28/2017	—	—	—	—
SO	8/31/2010	6,250	—	—	25.57	8/31/2017	—	—	—	—
PSO	11/15/2010	50,000	—	—	30.43	11/15/2017	—	—	—	—
SO	2/28/2011	6,250	—	—	31.92	2/28/2018	—	—	—	—
PSO	2/28/2011	7,500	—	—	31.92	2/28/2018	—	—	—	—
SO	8/15/2011	6,250	—	—	39.35	8/15/2018	—	—	—	—
PSO	2/9/2012	7,500	—	—	54.08	2/9/2019	—	—	—	—
SO	2/9/2012	4,688	1,562	—	54.08	2/9/2019	—	—	—	—
SO	8/31/2012	4,687	1,563	—	41.49	8/31/2019	—	—	—	—
PSO	2/15/2013	3,750	—	—	41.27	2/15/2020	—	—	—	—
SO	2/15/2013	3,125	3,125	—	41.27	2/15/2020	—	—	—	—
PSO	7/15/2013	—	—	12,500	77.65	7/15/2020	—	—	—	—
SO	12/9/2013	3,125	3,125	—	131.52	12/9/2020	—	—	—	—
PRSU	3/31/2014	—	—	—	—	—	—	—	1,167	44,218
PSO	3/31/2014	—	—	2,167	82.85	3/31/2021	—	—	—	—
SO	3/31/2014	1,250	3,750	—	82.85	3/31/2021	—	—	—	—
SO	12/17/2014	1,225	3,675	—	39.51	12/17/2021	—	—	—	—
PRSU	3/10/2015	—	—	—	—	—	—	—	1,750	—
PSO	3/10/2015	—	—	3,250	54.97	3/10/2022	—	—	—	—
SO	3/10/2015	—	5,000	—	54.97	3/10/2022	—	—	—	—
SO	12/18/2015	—	6,000	—	37.58	12/18/2022	—	—	—	—

(1)	Award types are as follows:
SO:	Time-Based Stock Options
RSU:	Time-Based Restricted Stock Units
PSO:	Performance-Based Stock Options
PRSU:	Performance-Based Restricted Stock Units

(2)	Time-Based Stock Options
Grant Date	Vesting Schedule

2/9/2012 2/15/2013 3/31/2014 3/10/2015	Vest in four equal annual installments, the first of which vested on February 15 of the year following the grant.

8/31/2012 12/17/2012 12/9/2013 12/17/2014 12/18/2015
Vest in four equal annual installments, the first of which vested or will vest on August 15 of the year following the grant or, for Mr. Napierski's 50,000 stock options granted on 12/18/2015, September 8, 2016.

(3)	Performance-Based Stock Options
Grant Date	Vesting Schedule
7/15/2013
Vests in four equal tranches based on the achievement of adjusted earnings per share performance levels, measured in terms of diluted earnings per share excluding certain predetermined items. The first, second, third and fourth tranches are contingent on achievement of adjusted earnings per share of $6.00, $8.00, $10.00 and $12.00, respectively, over a rolling four-quarter period. Vesting occurs on the date the Compensation Committee approves the calculation of adjusted earnings per share for the respective tranche. Upon any change in control, the next unvested tranche shall be deemed to be vested immediately prior to such change in control, and any remaining unvested tranche shall be cancelled. The unvested portion of these performance stock options will be terminated if the adjusted earnings per share goals are not achieved based on performance through December 2019, or partially terminated earlier if annualized adjusted earnings per share fall below certain thresholds after December 2016.

3/31/2014
Vests in three equal tranches based on the achievement of adjusted earnings per share performance levels, measured in terms of diluted earnings per share excluding certain predetermined items. No portion of the first or second tranches became eligible for vesting based on adjusted earnings per share achieved in 2014 and 2015, and the first and second tranches therefore terminated as of March 10, 2015 and February 25, 2016, respectively. The portion of the third tranche that becomes eligible for vesting is determined by adjusted earnings per share reaching pre-determined levels in 2016. Vesting occurs on the date the Compensation Committee approves the calculation of adjusted earnings per share for the respective tranche. Vesting is accelerated upon the participant's termination (including constructive termination) in connection with a change in control. Any portions of the tranches that do not become eligible for vesting will immediately terminate following the Committee's approval of the calculation of adjusted earnings per share for such tranche.

10/16/2014
Vests in one tranche based on the achievement of performance goals applicable to the North Asia region for the three years ended December 31, 2017. Vesting occurs on the date the Compensation Committee approves the calculation of the actual performance. Vesting is accelerated upon the participant's termination (including constructive termination) in connection with a change in control. For more information about this award, see "Compensation Discussion and Analysis—North Asia Region Special Incentive Award."

3/10/2015
Vests in three equal tranches based on the achievement of adjusted earnings per share performance levels, measured in terms of diluted earnings per share excluding certain predetermined items. No portion of the first tranche became eligible for vesting based on adjusted earnings per share achieved in 2015, and the first tranche therefore terminated as of February 25, 2016. The portions of the second and third tranches that become eligible for vesting are determined by adjusted earnings per share reaching pre-determined levels in 2016 and 2017, respectively. Vesting occurs on the date the Compensation Committee approves the calculation of adjusted earnings per share for the respective tranche. Vesting is accelerated upon the participant's termination (including constructive termination) in connection with a change in control. Any portions of the tranches that do not become eligible for vesting will immediately terminate following the Committee's approval of the calculation of adjusted earnings per share for such tranche.

(4)	These columns report the potential number of shares of stock that become eligible for vesting or exercisable if performance is at the minimum level required for any shares of stock to become eligible for vesting or exercisable.
(5)	Time-Based Restricted Stock Units
Grant Date	Vesting Schedule

2/9/2012 2/15/2013 3/31/2014 2/11/2015	Vest in four equal annual installments, the first of which vested on February 15 of the year following the grant.

3/10/2015	Vested in full on February 15, 2016.

12/18/2015	Vest in four equal annual installments, the first of which will vest on September 8, 2016.
(6)	The market value of the restricted stock units reported in these columns is based on the closing market price of our stock on December 31, 2015, which was $37.89.
(7)	Performance-Based Restricted Stock Units
Grant Date	Vesting Schedule
3/31/2014
Vests in three equal tranches based on the achievement of adjusted earnings per share performance levels, measured in terms of diluted earnings per share excluding certain predetermined items. No portion of the first or second tranches became eligible for vesting based on adjusted earnings per share achieved in 2014 and 2015, and the first and second tranches therefore terminated as of March 10, 2015 and February 25, 2016, respectively. The portion of the third tranche that becomes eligible for vesting is determined by adjusted earnings per share reaching pre-determined levels in 2016. Vesting occurs on the date the Compensation Committee approves the calculation of adjusted earnings per share for the respective tranche. Vesting is accelerated upon the participant's termination (including constructive termination) in connection with a change in control. Any portions of the tranches that do not become eligible for vesting will immediately terminate following the Committee's approval of the calculation of adjusted earnings per share for such tranche.

3/10/2015
Vests in three equal tranches based on the achievement of adjusted earnings per share performance levels, measured in terms of diluted earnings per share excluding certain predetermined items. No portion of the first tranche became eligible for vesting based on adjusted earnings per share achieved in 2015, and the first tranche therefore terminated as of February 25, 2016. The portions of the second and third tranches that become eligible for vesting are determined by adjusted earnings per share reaching pre-determined levels in 2016 and 2017, respectively. Vesting occurs on the date the Compensation Committee approves the calculation of adjusted earnings per share for the respective tranche. Vesting is accelerated upon the participant's termination (including constructive termination) in connection with a change in control. Any portions of the tranches that do not become eligible for vesting will immediately terminate following the Committee's approval of the calculation of adjusted earnings per share for such tranche

Option Exercises and Stock Vested – 2015
The following table provides information on stock option exercises and vesting of stock awards for the named executive officers during 2015.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
M. Truman Hunt	125,000	3,876,500	37,500	1,966,875
Ritch N. Wood	—	—	5,000	262,250
Ryan S. Napierski	—	—	5,000	284,600
Joseph Y. Chang	—	—	2,500	131,125
D. Matthew Dorny	42,250	1,266,003	2,500	131,125

(1)	All stock options reported as exercised in these columns were automatically net exercised immediately prior to their expiration, in accordance with the terms of the company's equity compensation plans. The net shares were issued to the named executive officers after withholding shares for the exercise price and taxes.
(2)	Value realized on exercise of stock options is equal to the number of options exercised multiplied by the market value of our common stock at exercise less the exercise price, and is calculated before payment of any applicable withholding taxes and broker commissions.
(3)	Value realized on vesting of restricted stock units is equal to the number of restricted stock units vested multiplied by the market value of our common stock on the vesting date, and is calculated before payment of any applicable withholding taxes and broker commissions.
Nonqualified Deferred Compensation
Pursuant to our nonqualified Deferred Compensation Plan, certain employees, including the named executive officers, may elect to defer up to 80% of his or her base salary and up to 100% of bonus (minus applicable withholding requirements) that otherwise would be payable in a calendar year. Deferral elections are made prior to the calendar year in which the deferred salary or bonus will be earned. Additionally, we may also elect to make a discretionary contribution (historically 10% of each executive officer's salary), which may be allocated between the executive officer's 401(k) and deferred compensation plan accounts.
Earnings and losses on deferred compensation are based on market rates and earnings and losses on participant-selected investment funds available under our Deferred Compensation Plan. All amounts a participant elects to defer, adjusted for earnings and losses thereon, are 100% vested at all times. All amounts we elect to contribute to a participant's account, adjusted for earnings and losses thereon, vest as to 50% upon 10 years of employment with us, and vest an additional 5% for each year of employment with us thereafter until such amounts are 100% vested upon 20 years of employment with us. In addition, all amounts become 100% vested upon the participant attaining 60 years of age, upon the participant's death or disability as defined in the plan, or otherwise at the discretion of the Executive Compensation Committee.
For participants who received company contributions prior to January 1, 2015, our Deferred Compensation Plan also provides a death benefit that will pay, upon a participant's death prior to the commencement of benefit payments, an amount equal to the participant's deferrals, adjusted for earnings and losses thereon, plus the greater of (i) the vested portion of company contributions, adjusted for earnings and losses thereon, or (ii) five times such participant's average base salary for the previous three years. All distributions under the Deferred Compensation Plan are payable in cash, and the participant may elect either a lump sum payment or monthly, quarterly, or annual installments over a maximum of 15 years.

The following table shows the investment funds available under our Deferred Compensation Plan and their annual rates of return for the fiscal year ended December 31, 2015, as reported by the administrator of the plan.
Name of Fund	Rate of Return	Name of Fund	Rate of Return
Vanguard VIF Money Market	0.15%	LVIP SsgA Mid-Cap Index – Standard Class	-2.48%
American Century VP Inflation Protection – Class I Shares	-2.28%	Great-West T. Rowe Price Mid Cap Growth	6.52%
Vanguard VIF Short-Term Investment-Grade	1.12%	Delaware VIP Small Cap Value Series – Standard Class	-6.22%
LVIP Delaware Bond – Standard Class	0.38%	Deutsche Small Cap Index VIP – Class A	-4.57%
Putnam VT High Yield – Class IA	-5.14%	Vanguard VIF Small Company Growth	-2.75%
Templeton Global Bond VIP – Class 1	-4.10%	American Funds Global Growth – Class 2	6.94%
Great-West Conservative Profile (Series I)	-1.11%	American Funds Global Small Capitalization – Class 2	0.27%
Great-West Moderately Conservative Profile (Series I)	-0.93%	American Funds IS Global Growth and Income – Class 2	-1.34%
Great-West Moderate Profile (Series I)	-0.93%	AllianceBernstein VPS International Value – Class A	2.59%
Great-West Moderately Aggressive Profile (Series I)	-0.77%	American Funds International – Class 2	-4.53%
Great-West Aggressive Profile (Series I)	-0.74%	Van Eck VIP Emerging Markets – Initial Class	-13.99%
Delaware VIP Value Series – Standard Class	-0.41%	MFS VIT Utilities Series – Initial Class	-14.52%
MFS VIT Value – Initial Class	n/a	Vanguard VIF REIT Index	2.22%
Vanguard VIF Equity Index	1.27%	Vanguard VIF Growth	7.98%
Delaware VIP U.S. Growth Series – Standard Class	5.39%	Neuberger Berman AMT Mid-Cap Intrinsic Value – I Class	-8.34%

Nonqualified Deferred Compensation – 2015
The following table provides information on compensation under our nonqualified Deferred Compensation Plan for the year 2015.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE ($)(1)
M. Truman Hunt	—	100,000	(59,139)	—	5,605,368
Ritch N. Wood	—	53,500	(4,910)	—	717,758
Ryan S. Napierski	145,365	45,000	(21,086)	—	1,392,292
Joseph Y. Chang	333,021	58,900	(113,228)	(479,710)	5,966,740
D. Matthew Dorny	50,000	44,000	(2,730)	—	835,655

(1)	Executive and registrant contribution amounts are and have been reflected in the 2015 Summary Compensation Table and prior years' summary compensation tables, as applicable. Aggregate earnings are not reflected in the 2015 Summary Compensation Table and were not reflected in prior years' Summary Compensation Tables.
Potential Payments Upon Termination or Change in Control
The information below describes the compensation that would become payable under existing plans and arrangements if the named executive officer's employment had terminated on December 31, 2015, given the named executive officer's compensation and service levels as of such date and, if applicable, based on our closing stock price on that date. Except as noted below, all amounts would be payable as a lump sum upon termination, except deferred compensation, which may be payable as a lump sum or in installments at the election of the named executive officer. These benefits are in addition to benefits available generally to salaried employees, such as disability benefits and distributions under our 401(k) plan. In addition, certain non-competition and other obligations of the named executive officers relating to these payments are described above under the section titled "Narrative to Summary Compensation Table and Grants of Plan‑Based Awards Table—Employment Agreements."

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, our stock price and the named executive officer's age.

Name	Voluntary Termination ($)	Involuntary Termination for cause ($)	Involuntary Termination Not for cause ($)	Termination (Including Constructive Termination) in Connection with Change of Control ($)	Death ($)(1)	Disability ($)
M. Truman Hunt
Severance(2)	2,000,000	—	2,000,000	5,281,250	781,250	1,031,250
Equity(3)	—	—	—	3,122,239	—	—
Deferred Compensation(4)	5,605,368	5,605,368	5,605,368	5,605,368	9,295,892	5,605,368
Health Benefits(5)	—	—	17,659	17,659	—	—
Excise Tax	—	—	—	—	—	—
Total	7,605,368	5,605,368	7,623,026	14,026,515	10,077,142	6,636,618

Ritch N. Wood
Severance(2)	401,250	—	668,750	1,320,781	217,344	351,094
Equity(3)	—	—	—	324,173	—	—
Deferred Compensation(4)	717,758	717,758	717,758	717,758	2,618,055	717,758
Health Benefits(5)	—	—	17,697	17,697	—	—
Excise Tax	—	—	—	—	—	—
Total	1,119,008	717,758	1,404,206	2,380,410	2,835,399	1,068,852

Ryan S. Napierski
Severance(2)	—	—	—	—	—	—
Equity(3)	—	—	—	623,848	—	—
Deferred Compensation(4)	1,392,292	1,392,292	1,392,292	1,392,292	3,359,680	1,392,292
Health Benefits(5)	—	—	—	—	—	—
Excise tax	—	—	—	—	—	—
Total	1,392,292	1,392,292	1,392,292	2,016,140	3,359,680	1,392,292

Joseph Y. Chang
Severance(2)	1,181,250	—	1,468,750	2,169,531	233,594	377,344
Equity(3)	—	—	—	530,977	—	—
Deferred Compensation(4)	5,966,740	5,966,740	5,966,740	5,966,740	7,763,529	5,966,740
Health Benefits(5)	—	—	11,157	11,157	—	—
Excise tax	—	—	—	—	—	—
Total	7,147,990	5,966,740	7,446,647	8,678,405	7,997,123	6,344,084

D. Matthew Dorny
Severance(2)	330,000	—	550,000	1,086,250	178,750	288,750
Equity(3)	—	—	—	90,295	—	—
Deferred Compensation(4)	750,021	750,021	750,021	750,021	2,416,150	750,021
Health Benefits(5)	—	—	17,697	17,697	—	—
Excise tax	—	—	—	—	—	—
Total	1,080,021	750,021	1,317,718	1,944,263	2,594,900	1,038,771

(1)	The amounts reported in this column do not include the proceeds payable on death from term life insurance policies for which we pay the premiums, with coverage, as of December 31, 2015, of $500,000 for Messrs. Napierski and Chang and $750,000 for Messrs. Hunt, Wood, and Dorny.
(2)	During 2015, we had employment agreements with Messrs. Hunt, Wood, Chang and Dorny. Among other things, these agreements provided for the following termination payments in addition to salary and benefits earned prior to termination:

(a)            Voluntary termination:
(i)	For Mr. Hunt, continuation of annual salary for a restricted period of up to two years to better enable the company to enforce the agreement's non-solicitation, non-competition and non‑endorsement covenants after termination; and
(ii)	For Messrs. Wood, Chang and Dorny, continuation of 75% of annual salary for a restricted period of up to one year to better enable the company to enforce the agreements' non‑solicitation, non-competition and non-endorsement covenants after termination.
(b)            Involuntary termination not for cause (including constructive termination):
(i)	A lump sum equal to the pro-rata portion of the executive officer's earned bonus, if any, for each outstanding bonus cycle;
(ii)	For Mr. Hunt, continuation of annual salary for a period of 24 months; and
(iii)	For Messrs. Wood, Chang and Dorny, continuation of annual salary for a period of 15 months.
(c)            Termination (including constructive termination) in connection with a change in control:
(i)	A lump sum equal to the pro-rata portion of the executive officer's target bonus for any outstanding bonus cycle;
(ii)	For Mr. Hunt, a lump sum amount equal to two times annual salary and target bonus; and
(iii)	For Messrs. Wood, Chang and Dorny, a lump sum amount equal to 1.25 times annual salary and target bonus.
(d)            Termination upon death or disability:
(i)	A lump sum equal to the pro-rata portion of the executive officer's target bonus for any outstanding bonus cycle; and
(ii)	Salary continuation for up to 90 days in certain circumstances related to a disability.
In addition, Mr. Chang's employment agreement provides that, if his employment terminates pursuant to any of the circumstances outlined above in this footnote 2, other than for death or disability, Mr. Chang will be entitled to a four year consulting contract with us for $250,000 per year, less any severance payments that are paid to him during the year pursuant to his employment agreement.
Each of the employment agreements, other than Mr. Chang's, expired on December 31, 2015.
(3)	The amounts payable under the equity category, in the case of stock option awards, are based on the difference between the $37.89 closing price of our stock on December 31, 2015 and the exercise price of the applicable award, multiplied by the number of unvested shares subject to the award. The amounts payable under the equity category in the case of restricted stock units are based on the $37.89 closing price of our stock on December 31, 2015 multiplied by the number of unvested shares subject to the applicable award.
(4)	The amounts reported for deferred compensation, other than for death, reflect only the amounts deferred by the named executive officers, the vested portion of amounts contributed by us and earnings on such amounts. We may, at our discretion, accelerate vesting of the unvested amounts contributed by us in the event of a change in control. If we were to accelerate vesting, the total amounts of deferred compensation payable to the named executive officers would be as follows: Mr. Hunt – $5,605,368; Mr. Wood – $717,758; Mr. Chang – $5,966,740; Mr. Napierski – $1,392,292; and Mr. Dorny – $835,655.
(5)	Pursuant to their employment agreements, Messrs. Hunt, Wood, Chang and Dorny are entitled to a lump sum equal to twelve months of health care continuation coverage upon involuntary termination not for cause (including constructive termination) and termination (including constructive termination) in connection with change in control.

Equity Compensation Plan Information
The following table provides information as of December 31, 2015, about our Class A Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans (including individual arrangements):
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	5,730,644(1)	$52.91(2)	1,247,306(3)

Equity compensation plans not approved by security holders	—	—	—

Total	5,730,644	$52.91	1,247,306

(1)	Consists of 5,068,450 options (1,469,822 time-based and 3,598,628 performance-based) and 662,194 restricted stock units (551,426 time-based and 110,768 performance-based). The performance-based awards are reported as the number of shares that become eligible for vesting or exercisable if performance is at the goal level. The number of shares that are ultimately issued pursuant to the performance-based awards could vary from the amounts reported, based on the degree to which the performance goals are achieved.
(2)	Excludes the impact of time-based and performance-based restricted stock units, which are exercised for no consideration. The weighted average remaining life of the options is 3.26 years.
(3)	Represents the number of shares available for future issuance under our Amended and Restated 2010 Omnibus Incentive Plan.

PROPOSAL 2:
 ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Securities Act of 1934, as amended, we are requesting stockholder approval of a non-binding advisory resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement.
The primary objectives of our executive compensation program are to successfully recruit, motivate and retain experienced and talented executives, provide competitive compensation arrangements that are tied to corporate and individual performance, and align the financial interests of our executives with those of our stockholders. The 2015 program was intended to align actual compensation payments to actual performance and to adjust upward during periods of strong performance and adjust downward when performance is short of expectations.
We believe that our executive compensation program is one of several key factors that drove our strong revenue and earnings per share growth prior to 2014. However, our executive compensation program is also designed to avoid rewarding performance that falls below expectations. Our closing stock price on December 31, 2015 was $37.89, a 13% decline from December 31, 2014. In 2015, we reported annual revenue of approximately $2.2 billion, a 13% year-over-year decline. Diluted earnings per share decreased to $2.25 in 2015, 28% lower than the prior year.
The 2015 compensation of our executive officers listed in the Summary Compensation Table (collectively, the "named executive officers") reflects our pay-for-performance philosophy. As discussed more fully in "Compensation Discussion and Analysis—Pay for Performance," our Chief Executive Officer's 2015 total compensation declined 7% from 2014 and 54% from 2013, and the total compensation of our Returning Named Executive Officers (as defined in "Compensation Discussion and Analysis—Overview") as a group declined 8% and 57% compared to 2014 and 2013, respectively. This decline for the group would be 11% compared to 2014 and 58% compared to 2013 if a special award to Mr. Chang were excluded. Furthermore, based on our 2015 performance, none of our Returning Named Executive Officers earned any equity performance awards that were contingent on our 2015 performance. This means that the equity compensation amounts in the Summary Compensation Table overstate the amounts actually earned because some equity awards were forfeited due to falling below our 2015 performance goals. There were also no cash incentive bonuses paid to our Returning Named Executive Officers based on 2015 performance, which was the second year in a row that short-term bonus opportunities were not earned and therefore not paid.
Our executive compensation program includes base salary, cash incentive bonuses, equity awards and retirement benefits. A substantial portion of each named executive officer's target compensation is based on corporate performance, which helps align their total compensation with our actual performance. We award performance-based cash incentive bonuses designed to motivate our executive officers to achieve pre-established quarterly and annual revenue and adjusted operating income performance levels, with performance goals that, in 2015, required above-median revenue growth rates and upper-quartile adjusted operating income growth rates relative to our peers.
Our executive compensation program also emphasizes long-term equity incentives, which, coupled with our stock ownership guidelines, reward sustainable performance and align the financial interests of our executives with those of our stockholders. In 2015, 84% of the equity grant value granted to our Chief Executive Officer, and 45% or more of the equity grant value granted to our other Returning Named Executive Officers, was contingent on three years of future operating performance.
See the "Compensation Discussion and Analysis" section of this Proxy Statement and the related tables and narrative disclosure for additional information regarding our compensation program for the named executive officers.

The Board of Directors recommends that stockholders approve the following advisory resolution:
RESOLVED, that the stockholders hereby approve the compensation of the company's named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.
Although this advisory resolution is non-binding, the Board values input from stockholders. The Board will consider the voting results for this proposal in making future compensation decisions. For example, at our 2015 annual meeting of stockholders, approximately 87% of the votes cast were in favor of our executive compensation program. When designing our 2016 executive compensation program, our Executive Compensation Committee considered, among other things, the 2015 voting results and other feedback we received from our stockholders, which were viewed as supporting our pay philosophy and incentive framework.
We currently intend to include a stockholder advisory vote on our executive compensation program at our annual meeting of stockholders each year.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ADVISORY RESOLUTION APPROVING THE COMPANY'S EXECUTIVE COMPENSATION.

PROPOSAL 3:
APPROVAL OF SECOND AMENDED AND RESTATED
 2010 OMNIBUS INCENTIVE PLAN
The Board of Directors and the Executive Compensation Committee (the "Committee") have approved and adopted a Second Amended and Restated 2010 Omnibus Incentive Plan (the "Second Amended and Restated 2010 Plan," or the "Plan"), subject to stockholder approval at the Annual Meeting. If the Second Amended and Restated 2010 Plan is not approved by stockholders at the Annual Meeting, awards may continue to be granted under the Amended and Restated 2010 Omnibus Incentive Plan until the Amended and Restated 2010 Omnibus Incentive Plan expires.
As of December 31, 2015, there were a total of 5,068,450 outstanding stock options granted under the company's 1996 Stock Incentive Plan, as amended, the company's 2006 Stock Incentive Plan, as amended, and the company's 2010 Omnibus Incentive Plan, as amended prior to the Plan (collectively, the "Prior Plans"). The weighted-average exercise price of these stock options was $52.91 and the weighted-average remaining term for these stock options was 3.26 years. As of December 31, 2015, there were a total of 662,194 nonvested restricted stock units granted under the Prior Plans. For more information about these outstanding stock options and nonvested restricted stock units, see "Equity Compensation Plan Information."
The Plan is being adopted primarily to:
1.
increase the number of shares available for awards by 3,752,694 shares, such that as of the effective date of the Plan, 5,000,000 shares will be available for the grant of new awards, less grants made after December 31, 2015 (as described below);

2.	change the share counting methodology that we use;

3.	impose a cap on the compensation of non-employee directors, including the aggregate grant date fair value of all awards under the Plan and all cash compensation, at $750,000 per calendar year;

4.
subject all awards under the Plan and Prior Plans to recovery or other penalties pursuant to any clawback policy of the company or any applicable law, rule or regulation or applicable stock exchange rule; and

5.	make certain other changes.

Our directors and executive officers may have an interest in the approval of the Plan because they are eligible for awards under the Plan.
Under the NYSE listing standards, we are required to obtain stockholder approval of the Plan. Stockholder approval of this Plan will also constitute approval of (i) the performance criteria upon which performance-based awards that are intended to be deductible by us under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") may be based under the Second Amended and Restated 2010 Plan; (ii) the 12-month per participant limit of 1.5 million shares of common stock underlying stock options and stock appreciation rights that may be made under the Second Amended and Restated 2010 Plan; (iii) the 12-month per participant limit of 1 million shares of common stock for grants of restricted stock or other stock awards payable in shares of common stock, other than stock options and stock appreciation rights, that are intended to be "performance-based compensation" under Section 162(m) of the Code; (iv) performance-based cash awards up to $4,000,000 that may be earned in any 12-month period, and (v) the classes of employees eligible to receive awards under the Second Amended and Restated 2010 Plan.

Proposed Amendments and Reapproval of the Second Amended and Restated 2010 Plan
If the Plan is approved, the Amended and Restated 2010 Omnibus Incentive Plan will be amended primarily as described below:
1.
Share Reserve. As of December 31, 2015, 213,997 shares of our common stock had been issued against the total shares authorized under the Amended and Restated 2010 Omnibus Incentive Plan, 5,719,707 shares were reserved for issuance for outstanding awards and 1,681,010 shares had reverted to the share reserve due to termination, expiration, and, with respect to restricted stock units, withholding or tendering for tax liabilities. Accordingly, only 1,247,306 shares were available for future grants of awards as of such date. The proposed share authorization net increase of 3,752,694 shares (resulting in a total available reserve of 5,000,000 shares for new awards as of the effective date, less grants made since December 31, 2015), will help us to have a sufficient reserve of common stock available under the Plan to allow us to continue to provide equity incentives to our executive officers and employees at a competitive level.

2.
Share Counting. The share-counting methodology that we will use under the Plan is different from that previously used. In particular, under the Amended and Restated 2010 Omnibus Incentive Plan, each share of our common stock granted subject to an award other than a stock option or stock appreciation rights counted against the aggregate Amended and Restated 2010 Omnibus Incentive Plan limit as 2.6 shares, even though only one share was actually granted. Under the proposed Second Amended and Restated 2010 Plan, each share of our common stock that is subject to an award other than a stock option or stock appreciation right granted after December 31, 2015 will count against the aggregate Second Amended and Restated 2010 Plan limit as 2.25 shares.

3.
Cap on Non-employee Director Compensation. The Plan provides that the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards under the Plan and all cash compensation, whether granted under the Plan or otherwise, granted to any non-employee director during any single calendar year shall not exceed $750,000.

4.
Cancellation of Awards; Clawback or Recoupment. The Plan provides that any award shall be cancelled if the participant, without the consent of the company, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity or material misconduct that is in conflict with or adverse to the interest of the company or any subsidiary (including conduct contributing to any financial restatement or financial irregularities), as determined by the Committee in its sole discretion. Furthermore, all compensation awarded under the Plan and Prior Plans will be subject to recovery or other penalties pursuant to (i) any clawback policy of the company, as may be adopted or amended from time to time, and (ii) any applicable law, rule or regulation or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Securities Exchange Act of 1934 and any applicable stock exchange listing rule adopted pursuant thereto. The Plan provides that, by accepting an award under the Plan, a participant agrees to such recovery or other penalties.

5.
Minimum Vesting. The Plan will generally prohibit options and stock appreciation rights granted after the Plan's effective date from vesting in less than one year from the date of grant. The Plan also allows a limited exception, that with respect to options or stock appreciation rights, up to five percent of the available shares authorized for issuance under the Plan as of the Plan's effective date may vest (in full or in part) in less than one year from their grant date. Options and stock appreciation rights that vest in full or in part upon the participant's death or disability or upon a change in control of the company will not count toward this five percent limit.

6.	Termination Date. The termination date will be extended to the tenth anniversary of the effective date of the Second Amended and Restated 2010 Plan, which is expected to be May 24, 2026.

Key Data – Dilution and Share Usage
The following includes aggregated information regarding the overhang and dilution associated with the Amended and Restated 2010 Omnibus Incentive Plan and the potential stockholder dilution that would result if our proposed share increase under the Second Amended and Restated 2010 Omnibus Incentive Plan is approved. This information is as of December 31, 2015. As of that date, there were approximately 55,926,007 shares of common stock outstanding:
•
Outstanding full-value awards (restricted stock units and performance stock units): 662,194 shares (1.1% of our fully-diluted shares outstanding, which consists of shares outstanding, shares underlying outstanding awards, and shares available for future awards under the Amended and Restated 2010 Omnibus Incentive Plan);

•
Outstanding stock options: 5,068,450 shares (8.1% of our fully-diluted shares outstanding) (outstanding stock options have a weighted average exercise price of $52.91 and a weighted average remaining term of 3.26 years);

•
Total shares of common stock subject to outstanding awards, as described above (restricted stock units, performance stock units and stock options): 5,730,644 shares (9.1% of our fully-diluted shares outstanding);

•	Total shares of common stock available for future awards under the Amended and Restated 2010 Omnibus Incentive Plan: 1,247,306 shares (2.0% of our fully-diluted shares outstanding);
•
The total number of shares of common stock subject to outstanding awards (5,730,644 shares), plus the total number of shares available for future awards under the Amended and Restated 2010 Omnibus Incentive Plan (1,247,306 shares), represents a current fully-diluted overhang percentage of 11.1% (in other words, the potential dilution of our stockholders represented by outstanding awards and potential awards under the Amended and Restated 2010 Omnibus Incentive Plan);

•	If the Plan is approved, the issuance of additional shares to be reserved under the Plan would potentially dilute the holdings of our shareholders by an additional 5.0% on a fully diluted basis; and
•
If the Plan is approved, the total shares of common stock subject to outstanding awards as of December 31, 2015 (5,730,644 shares), plus the proposed shares available for issuance under the Plan (5,000,000 shares), represent a total fully-diluted overhang of 10,730,644 shares (16.1%) under the Plan.

Based on the closing price on the New York Stock Exchange for our common stock on March 30, 2016 of $38.50 per share, the aggregate market value as of that date of the 5,000,000 shares of common stock available under the Second Amended and Restated 2010 Omnibus Incentive Plan was $192.5 million.
In 2013 through 2015, we granted awards under the Amended and Restated 2010 Omnibus Incentive Plan as follows:

		Nu Skin Average Annual Equity Usage
					3-Year Avg.
		2015	2014	2013	(2013 - 2015)
	Options/Perf. Options	218,500	159,400	2,778,000	1,051,967
	RSUs/PSUs	358,100	289,900	315,800	321,267
(a)	Gross Grants	576,600	449,300	3,093,800	1,373,233

(b)	Wtd. Avg. Shrs. Out'g:	57,997,000	59,073,000	58,606,000	58,558,667

(a÷b)	Gross Usage (% Out'g)	0.99%	0.76%	5.28%	2.34%

Summary of the Second Amended and Restated 2010 Plan
Following is a summary of certain key provisions of the Plan. This summary does not purport to be a complete description of all the provisions of the Plan and is qualified in its entirety by the provisions of the Plan, a copy of which is attached as Appendix A to this Proxy Statement.
The Plan provides a flexible range of equity award opportunities to attract, retain and motivate the best available talent for the successful conduct of our business in responding to changing circumstances over time.
Eligibility. Employees, including our executive officers, members of the Board of Directors, and our consultants may participate in the Plan as designated by the Committee. We intend to make stock awards under the Plan to employees in the United States and in certain foreign jurisdictions. As of December 31, 2015, we had approximately 4,800 full- and part-time employees globally, excluding approximately 22,000 individuals who were employed as sales representatives in our China operations. As of March 15, 2016, we had six non-employee directors and six executive officers, including two employee directors. The amounts of awards that may be allocated to participants under the Plan will be determined at the discretion of the Committee and are not presently determinable.
Types of Awards. The types of stock awards that will be available for grant under the Plan are:
•	incentive stock options;
•	nonstatutory stock options;
•	stock appreciation rights;
•	restricted stock;
•	restricted stock units;
•	other share-based awards;
•	performance cash;
•	performance shares; and
•	performance units.
Share Reserve. Subject to certain adjustments (described below under "Adjustments'), as of the effective date of the approval of the Plan, a total of 5,000,000 shares of our common stock are proposed to be authorized for new grants under the Plan, less one share for every one share that was subject to an option or stock appreciation right granted after December 31, 2015 and 2.25 shares for every one share that was subject to an award other than an option or stock appreciation right granted after December 31, 2015. In addition, after stockholder approval of the Plan, the share reserve will be reduced by one share upon grant of an option or stock appreciation right, and reduced by 2.25 shares for each share subject to any other award. If any shares covered by an award granted under the Plan or, after December 31, 2015, under the Prior Plans are forfeited, terminated, cancelled, expire or are settled in cash (in whole or in part), then the shares covered by such award shall revert to and become available for grant under the Plan, in the same ratios as such awards would have reduced the share reserve upon grant under the Plan.

In the event that withholding tax liabilities arising from an award other than an option or stock appreciation right or, after December 31, 2015, an award other than an option or stock appreciation right under any Prior Plan are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the company, the shares so tendered or withheld shall be added to the shares available for awards under the Plan. However, the following shares will not be added to the shares authorized for grant: (i) shares tendered or withheld in payment of the purchase price of an option or, after December 31, 2015, an option granted under the Prior Plans; (ii) shares tendered or withheld to satisfy any tax withholding obligation with respect to options or stock appreciation rights or, after December 31, 2015, options or stock appreciation rights under any Prior Plan; (iii) shares subject to a stock appreciation right or, after December 31, 2015, a stock appreciation right granted under the Prior Plans, in either case that are not issued in connection with its stock settlement on exercise thereof; and (iv) shares reacquired by the company on the open market or otherwise using cash proceeds from the exercise of options or, after December 31, 2015, options granted under the Prior Plans.
Shares of common stock under awards made in substitution or exchange for awards granted by a company acquired by us or a subsidiary, or with which we or any subsidiary combine(s), do not reduce the maximum number of shares that may be issued under the Plan. In addition, if a company acquired by us or a subsidiary, or with which we or any subsidiary combine(s), has shares remaining available under a plan approved by its stockholders, the available shares (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the Plan and will not reduce the maximum number of shares of common stock that may be issued under the Plan; provided, however that awards using such available shares shall not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not our employees or directors prior to the acquisition or combination. We currently plan to deliver shares of common stock under the Plan from our treasury shares.
Section 162(m) Limits. In order that certain awards granted under the Plan may qualify under Section 162(m) of the Code, which permits performance-based compensation meeting the requirements established by the Internal Revenue Service to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain specified senior executives, the Plan limits awards to individual participants to no more than 1.5 million shares in any 12-month period of common stock subject to options or stock appreciation rights, to no more than 1 million shares in any 12-month period of common stock subject to grants of stock awards, other than option or stock appreciation rights, that are intended to be "performance-based compensation" under Section 162(m) of the Code, and to no more than $4,000,000 in any 12-month period subject to grants of cash awards that are intended to be "performance-based compensation" under Section 162(m) of the Code (the "Limitations"). Any cancelled award shall continue to be counted toward the applicable Limitations. Among other things, the Plan sets out categories of performance criteria that may be used in issuing performance-based awards (see section 10.2 of the Plan). The Committee may also exclude under the terms of the performance awards the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. The Committee may make downward, but not upward, adjustments with respect to any performance award that is intended to be "performance-based compensation" under Section 162(m) of the Code. The Committee may not waive achievement of performance goals for such awards, except for death, disability or as otherwise determined by the Committee in special circumstances in accordance with Section 162(m) of the Code.

Non-employee Director Compensation. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards under the Plan and all cash compensation, whether granted under the Plan or otherwise, granted to any non-employee director during any single calendar year shall not exceed $750,000.
Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our common stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and to awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of shares that may be issued pursuant to incentive stock options and, in the aggregate or to any participant, in the number, class, kind, and option or exercise price of securities subject to outstanding awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of shares subject to any award shall always be a whole number.
Administration of the Plan. The Plan shall be administered by the Committee, or a subcommittee thereof, which is comprised of at least two individuals who will qualify as "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), as "outside directors" within the meaning of Section 162(m) of the Code and as "independent directors" under the rules of the principal U.S. national securities exchange on which the common stock is traded. The Committee has the authority to perform the following actions:
•	Designate participants under the Plan;
•	Determine the type(s), number, terms and conditions of awards, subject to the terms of the Plan;
•	Amend or modify any award or waive any restrictions or conditions applicable to any award or any shares acquired pursuant thereto;
•
Accelerate, continue or extend the exercisability or vesting of any award or any shares acquired pursuant thereto, including with respect to the period following termination of a participant's employment or services;

•	Interpret the Plan and establish, adopt or revise any rules and regulations, and appoint such agents as it deems appropriate to administer the Plan;
•
Make any adjustments or modification to awards granted to participants who are working outside the United States and adopt any sub-plans as may be deemed necessary or advisable for participation of such participants to fulfill the purposes of the Plan and/or to comply with applicable local laws; and

•	Make all other decisions and determinations that may be required under the Plan.
Options. The Plan provides that options generally must have an exercise price that is at least equal to 100% of the fair market value of our common stock on the date the option is granted. To the extent permitted by law and as determined by the Committee, an option holder may exercise an option by payment of the exercise price in a number of different manners, including (1) in cash or cash equivalents, (2) pursuant to a "same day sale" program through a broker, (3) by the surrender of shares of common stock already owned by the option holder, (4) with the consent of the Committee, by withholding shares of common stock otherwise issuable in connection with the exercise of the option, or (5) such other form of consideration permitted by applicable law as determined by the Committee. Options awarded under the Plan may generally be granted for terms of up to seven years. In no event may dividend equivalents be granted with respect to options. Subject to certain adjustments (also described above under "Adjustments"), not more than 5,500,000 shares of common stock may be issued under the Plan pursuant to incentive stock options.

The Plan also provides that any outstanding in-the-money stock options will be automatically exercised on the last day of the term of such awards, unless otherwise set forth in an award agreement.
Stock Appreciation Rights. The Committee may grant stock appreciation rights independently of or in connection with another award. The base price per share of a stock appreciation right shall generally be at least 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, the holder shall have the right to receive the excess of (i) the fair market value of one share of common stock on the date of exercise (or such amount less than such fair market value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the stock appreciation right. Payment shall be made in shares of common stock, in cash, or other property, or any combination thereof, as determined by the Committee. No stock appreciation right will have a term greater than seven years. In no event may dividend equivalents rights be granted with respect to stock appreciation rights.
The Plan also provides that any outstanding in-the-money stock appreciation rights will be automatically exercised on the last day of the term of such awards, unless otherwise set forth in an award agreement.
Restricted Stock and Restricted Stock Units. The Committee may also award restricted stock or restricted stock units independently or in connection with other awards or as payment of performance awards and other cash-based incentive compensation. Unless otherwise provided in the award agreement, beginning on the date of grant of the restricted stock award and subject to execution of the award agreement, the participant becomes a stockholder with voting and distribution rights with respect to all shares subject to the award. A participant receiving a restricted stock unit award will not possess voting rights or any other rights of a stockholder with respect to such award until vested, except as provided in the award agreement for such award.
Other Share-Based Awards. Other awards of shares and other awards based on shares or other property, including deferred stock units, may be granted under the Plan either alone or in addition to other awards granted under the Plan. Such awards may also be available as a form of payment of other awards granted under the Plan and other cash-based compensation. The terms of such other share-based awards granted under the Plan will be set forth in an award agreement containing provisions determined by the Committee and not inconsistent with the Plan.
Performance Awards. The Plan provides for the grant of performance awards in the form of performance cash, performance shares and performance units, for no consideration or for such minimum consideration as may be required by applicable law. The performance criteria and period for each performance award will be conclusively determined by the Committee and may be based upon the criteria set forth in the Plan. The achievement of the performance criteria and the amount of a performance award to be distributed shall be conclusively determined by the Committee.

Performance Criteria. If the Committee determines that a restricted stock award, a restricted stock unit, a performance award or an other share-based award is intended to be subject to Article 10 of the Plan relating to Section 162(m) of the Code, the lapsing of restrictions thereon and the distribution of cash, shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of our company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of our company or our company's third-party manufacturer) and validation of manufacturing processes (whether our company's or our company's third-party manufacturer's)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of our company's products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of our company's products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of our company's equity or debt securities; factoring transactions; sales or licenses of our company's assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; recruiting and maintaining personnel; distributor, executive distributor, or preferred customer metrics; product subscription orders; distributor and customer retention rates. Such performance goals also may be based solely by reference to our company's performance or the performance of a subsidiary, division, business segment or business unit of our company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) the effects of currency fluctuations; (b) restructurings, discontinued operations, extraordinary items, and other unusual, infrequent, non-recurring, or non-operational charges or events, (c) litigation, claim judgments, or settlements; (d) the discontinuation, disposal, or acquisition of a business or division; (e) asset write-downs; (f) an event either not directly related to the operations of our company or not within the reasonable control of our company's management, (g) any or all items that are excluded from the calculation of non-GAAP earnings, or (h) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals, and any exclusions, shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

No Repricing. The Plan prohibits the repricing of an option or a stock appreciation right (other than to reflect stock splits, spin-offs and other corporate events described under "Adjustments" above) unless stockholder approval is obtained. For purposes of the Plan, a repricing means a reduction in the exercise price of an option or the grant price of a stock appreciation right, the cancellation of an option or stock appreciation right in exchange for cash or another award under the Plan (except in connection with a change in control), or any other action with respect to an option or stock appreciation right that may be treated as a repricing under the rules of the principal U.S. national securities exchange on which the common stock is traded.
Minimum Vesting. No option or stock appreciation right granted on or after the effective date of the Plan may vest in less than one year from its date of grant. Notwithstanding the foregoing, with respect to options or stock appreciation rights, up to 5% of the available shares of common stock authorized for issuance under the Plan as of the effective date may vest (in full or in part) in less than one year from their date of grant (the "5% Basket"). Any option or stock appreciation right granted under the Plan may vest in full or in part upon death or disability of the participant, or upon a change in control of the company (in accordance with Section 11.2 of the Plan), and such vesting shall not count against the 5% Basket.
Dividends; Dividend Equivalents. Awards other than options and stock appreciation rights may, if determined by the Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of common stock covered by an award. The Committee may provide that such amounts will be deemed to have been reinvested in additional shares of common stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award. Any dividends or dividend equivalents provided with respect to an award that vests based on the achievement of performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.
Cancellation of Award; Forfeiture of Gain. An award shall be canceled if the participant violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity or material misconduct that is in conflict with or adverse to our interests, including conduct contributing to any financial restatements or financial irregularities, as determined by the Committee in its sole discretion. The Committee may provide in an award agreement that if within the time period specified in the award agreement the participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the participant will forfeit any gain realized on the vesting or exercise of the award and must repay such gain.
Clawback or Recoupment. All compensation awarded under the Plan and Prior Plans will be subject to recovery or other penalties pursuant to (i) any clawback policy of the company, as may be adopted or amended from time to time, and (ii) any applicable law, rule or regulation or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Securities Exchange Act of 1934 and any applicable stock exchange listing rule adopted pursuant thereto. By accepting an award under the Plan, the participant agrees to such recovery or other penalties.
Nontransferability. Awards granted under the Plan will not be transferable other than by will or by the laws of descent and distribution, and may be exercised during the participant's lifetime only by the participant or the participant's guardian or legal representative, except to the extent and under such terms and conditions as determined by the Committee for transfers to certain family members, family trusts, or other family-owned entities, or for charitable donations.
Change in Control. Award agreements for awards granted under the Plan may provide for, in the event of a change in control as defined in the Plan, the cancellation and termination of certain awards, with payment where applicable; the immediate vesting of performance awards (either in full or pro rata based on the portion of performance period completed as of the date of the change in control); or the assumption or substitution of certain awards by a successor company. In addition, unless otherwise provided in the award agreement, upon a change in control in which the successor company does not assume or substitute certain awards, such awards will become fully vested and exercisable immediately prior to such change in control. Upon a change in control, the Committee may also in its discretion determine that certain awards will be cancelled and terminated, with payment where applicable. Unless otherwise provided in an award agreement or other agreement with the company, the vesting of any performance-based award (whether upon a change in control if the awards are not assumed or substituted for, or upon a qualifying termination of employment that follows a change in control) shall be subject to the attainment of the underlying performance goals and shall vest based on actual performance.

The definition of change in control in an award agreement generally may not provide that a change in control will occur until consummation or effectiveness of a change in control of the company and may not provide that a change in control will occur upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the company.
Section 409A. The Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of the Plan that would cause the grant of an award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.
Amendment or Termination. The Board of Directors may alter, amend, suspend, or terminate the Plan in any respect at any time, subject to stockholder approval where such approval is required by applicable law or stock exchange rules. The Board of Directors may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 under the Exchange Act and may not, without stockholders' approval, amend the Plan to (a) increase the number of shares that may be the subject of awards under the Plan (except for certain adjustments pursuant to the Plan), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any option or stock appreciation right, or (f) increase the Limitations. The Board of Directors may not amend the Plan to permit the repricing of options or stock appreciation rights (as described under "No Repricing" above). Further, no amendment to, or termination of, the Plan may materially impair any of the rights of a participant under any awards previously granted without such participant's consent.
Term. Unless earlier terminated by the Committee, the Plan will expire on the tenth anniversary of the date of stockholder approval. We currently expect that stockholder approval will be obtained on May 24, 2016; accordingly, it is anticipated that the termination date will be May 24, 2026. No awards will be granted under the Plan after that date.
Tax Status of Second Amended and Restated 2010 Plan Awards
The following discussion of the U.S. federal income tax status of awards under the Second Amended and Restated 2010 Plan is based on current U.S. federal tax laws and regulations and does not purport to be a complete description of the U.S. federal income tax laws. Participants may also be subject to certain state and local taxes or may be subject to taxes imposed by countries other than the U.S., none of which are described below.

Nonqualified Stock Options and Incentive Stock Options. No income will be realized by an optionholder, and no deduction will be taken by us, upon grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionholder will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the "spread") at the time of exercise. The spread will be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code of compensation paid to executives designated in those sections. The optionholder's tax basis in the underlying shares acquired by exercise of a nonqualified stock option will equal the exercise price plus the amount taxable as compensation to the optionholder. Upon sale of the shares received by the optionholder upon exercise of the nonqualified stock option, any gain or loss is generally long term or short term capital gain or loss, depending on the length of the period that the optionholder holds the shares. The optionholder's holding period for shares acquired pursuant to the exercise of a nonqualified stock option will begin on the date of exercise of such option. Additional considerations may be applicable to individuals who are subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act.
The payment by an optionholder of the exercise price, in full or in part, with previously acquired shares of common stock will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionholder upon the surrender of the previously acquired shares to us, and shares received by the optionholder, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to us and will have a holding period that includes the holding period of the shares surrendered. The value of shares received by the optionholder in excess of the number of shares surrendered to us will be taxable to the optionholder. Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.
The Code requires that, for incentive stock option treatment, shares acquired through exercise of an incentive stock option cannot be disposed of before two years from the date of grant and one year from the date of exercise. Incentive stock option holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the spread will be an "item of tax preference" which may give rise to "alternative minimum tax" liability at the time of exercise. If the optionholder does not dispose of the shares before two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long term capital gain or loss, as the case may be. Assuming both the holding periods are satisfied, no deduction will be allowable to us for federal income tax purposes in connection with the grant or exercise of the option. If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of such shares, the optionholder will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code for compensation paid to executives designated in those sections.
Stock Appreciation Rights. No income is realized by the participant at the time a stock appreciation right is granted, and no deduction is available to us at such time. When the right is exercised, ordinary income is realized by the participant in the amount of the cash and/or the fair market value of the common stock received by the participant, and we will be entitled to a deduction of equivalent value, subject to the provisions of Sections 162(m) and 280G of the Code.

Restricted Stock. Subject to Sections 162(m) and 280G of the Code, we receive a deduction and the participant recognizes taxable income equal to the fair market value of restricted stock generally at the time the restrictions on the shares lapse and/or the performance criteria are satisfied, as applicable, unless the participant elects to recognize such income immediately by so electing not later than 30 days after the date of grant by us to the participant of the stock award as permitted under Section 83(b) of the Code, in which case both our deduction and the participant's inclusion in income occur on the grant date. In the absence of an election under Section 83(b), the value of any part of such stock award is taxable as ordinary income to such participant on the date(s) on which such stock is received (i.e., vested), and we will be entitled to a corresponding tax deduction.
Restricted Stock Units. Subject to Sections 162(m) and 280G of the Code, we receive a deduction and the participant recognizes taxable income equal to the fair market value of the shares underlying the restricted stock units at the time the units vest and shares of common stock or cash are issued or paid. Section 83(b) of the Code is not applicable to restricted stock units. The value of any part of restricted stock units distributed to participants is taxable as ordinary income to such participant in the year in which such stock is received, and we will be entitled to a corresponding tax deduction.
Other Awards. Subject to Sections 162(m) and 280G of the Code, we receive a deduction and the participant recognizes ordinary income equal to the value of the award at the time of vesting or payment, whether such award is paid in cash or stock.
New Plan Benefits
We cannot currently determine the exact number of awards to be granted in the future under the Second Amended and Restated 2010 Plan to our named executive officers, to all executive officers as a group, to our directors, or to all employees as a group.
We have generally granted 5,000 stock options and a number of restricted stock units with a grant date value of approximately $51,000 to each of our non-employee directors on an annual basis. In addition, we generally grant periodic equity awards to our executive officers and employees. See "Executive Compensation—Grants of Plan Based Awards – 2015" for the number of stock options and restricted stock units granted to the named executive officers during the fiscal year ended December 31, 2015. For additional information about equity grants to our executive officers, see "Compensation Discussion and Analysis—Equity Awards." We currently expect that we will continue to grant equity awards to our directors, executive officers and employees, though we are not obligated to do so and we do not have any specific current plans or commitments for awards under the Second Amended and Restated 2010 Plan.
Historical Awards under the Amended and Restated 2010 Omnibus Incentive Plan
The current version of the Amended and Restated 2010 Omnibus Incentive Plan was effective on June 3, 2013. The following table sets forth information with respect to stock options and restricted stock units granted pursuant to the current version of the Amended and Restated 2010 Omnibus Incentive Plan to our named executive officers, the director nominees and the other specified groups set forth below between June 3, 2013 and December 31, 2015. Where performance-based options or performance-based restricted stock units were granted, the table reflects the maximum number of options or restricted stock units that could have become eligible for vesting or exercisable.

Name and Principal Position	Options Granted	Restricted Stock Units Granted
M. Truman Hunt President and Chief Executive Officer; Director Nominee	162,000	155,125
Ritch N. Wood Chief Financial Officer	143,900	16,575
Ryan S. Napierski President of Global Sales and Operations	136,800	13,500
Joseph Y. Chang Chief Scientific Officer and Executive Vice President of Product Development	111,400	22,033
D. Matthew Dorny General Counsel	98,275	11,375
Steven J. Lund Executive Chairman of the Board; Director Nominee	50,000	—
Nevin N. Andersen Director Nominee	15,000	3,031
Daniel W. Campbell Director Nominee	15,000	3,031
Andrew D. Lipman Director Nominee	15,000	3,031
Neil H. Offen Director Nominee	15,000	3,031
Thomas R. Pisano Director Nominee	15,000	3,031
Edwina D. Woodbury Director Nominee	5,000	1,031
All current executive officers as a group (6 persons)	702,375	218,608
All current non-executive directors as a group (6 persons)	80,000	16,186
Each nominee for election as a director (8 persons)	292,000	171,311
Each associate of any of the above-named executive officers and director nominees (2 persons)	14,000	2,400
All employees (other than executive officers) as a group (275 persons)	1,851,315	431,475

Valuation of Our Common Stock
On March 15, 2016, the closing price of our common stock, as reported on the New York Stock Exchange, was $36.74 per share.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE SECOND AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors is responsible for monitoring our financial auditing, accounting, and financial reporting processes and our system of internal controls on behalf of the Board. Our management has primary responsibility for our internal controls and reporting process. Our independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC"), is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and issuing an opinion thereon. The Audit Committee's responsibility is to monitor these processes. In this context, the Audit Committee met and held discussions with management, our internal auditors, and PwC. Management represented to the Audit Committee that the consolidated financial statements for the fiscal year 2015 were prepared in accordance with generally accepted accounting principles.
The Audit Committee hereby reports as follows:
•
The Audit Committee has reviewed and discussed the audited consolidated financial statements and accompanying management's discussion and analysis of financial condition and results of operations with our management and PwC. This discussion included PwC's judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

•	The Audit Committee also discussed with PwC the matters required to be discussed by applicable requirements of the PCAOB.
•
PwC also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PwC the accounting firm's independence. The Audit Committee also considered whether non‑audit services provided by PwC during the last fiscal year were compatible with maintaining the accounting firm's independence.

•
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10‑K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Nevin N. Andersen, Chairman
Daniel W. Campbell
Thomas R. Pisano
Edwina D. Woodbury

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Related Person Transactions
Our Audit Committee Charter requires that the Audit Committee review related person transactions that are significant in size and relevant to an understanding of our financial statements, and approve or reject such transactions. The Charter further requires the Audit Committee to review the policies and procedures utilized by management for the implementation of such transactions. The Charter provides that the Committee has delegated the review and approval or rejection of related-person employment matters to the Executive Compensation Committee.
We have adopted a written policy and procedures with respect to related person transactions, which include specific provisions for the approval of related person transactions. Pursuant to this policy, related person transactions include a transaction, arrangement or relationship in which we and certain enumerated related persons participate and the amount involved exceeds $25,000.
In the event that a related person transaction is identified, it must be reviewed and approved or ratified by our Audit Committee. If it is impracticable for our Audit Committee to review the transaction, the transaction will be reviewed by the chair of our Audit Committee if the amount involved is less than $120,000, whereupon the chair of our Audit Committee will report to the Audit Committee the approval or disapproval of the transaction.
In reviewing and approving related person transactions, the Audit Committee or its chair is required to consider all information that the Audit Committee or its chair believes to be reasonable in light of the circumstances. The Audit Committee or its chair, as the case may be, shall approve only those related person transactions that are determined to be in, or not inconsistent with, our best interests and those of our stockholders, as the Audit Committee or its chair determines in good faith. No member of the Audit Committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members has an interest.
Related Person Transactions
During 2015, we paid employment compensation in excess of $120,000 to one relative of Ritch Wood and one relative of Ryan Napierski. Ryan Wood, the brother of Ritch Wood, received approximately $156,369 in salary, bonuses and other compensation, and 800 restricted stock units during 2015. Cade Napierski, the brother of Ryan Napierski, received approximately $415,101 in salary, bonuses, expatriate benefits (including an education and housing allowance and other benefits) and other compensation and 400 restricted stock units during 2015. In addition, both Ryan Wood and Cade Napierski also participated in the employee benefit plans available generally to our employees.

PROPOSAL 4:
RATIFICATION OF SELECTION OF
 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The firm of PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2015, was selected by the Audit Committee of the Board of Directors to act in the same capacity for the fiscal year ending December 31, 2016. As a matter of good corporate governance, we are asking stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
The following table presents approximate fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal years ending December 31, 2015 and December 31, 2014 and approximate fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.
	Fiscal 2015 ($)	Fiscal 2014 ($)
Audit Fees(1)	2,788,000	2,789,000
Audit-Related Fees(2)	108,000	18,000
Tax Fees(3)	2,208,000	1,798,000
All Other Fees(4)	2,000	4,000
Total	5,106,000	4,609,000

(1)	Audit Fees consist of fees billed or expected to be billed for the audit of annual financial statements, review of quarterly financial statements and services normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consist primarily of translation services for a foreign securities filing and, for 2015, reimbursement of legal fees and expenses paid by PricewaterhouseCoopers LLP in connection with discovery in the class action matter brought against us, a settlement of which is pending.
(3)	Tax Fees consist of approximately $570,000 in fees for tax compliance work and $1,638,000 in fees for tax planning work in 2015 and $612,000 in fees for tax compliance work and $1,186,000 in fees for tax planning work in 2014.
(4)	All Other Fees consist primarily of software fees and, for 2014, consulting fees. Certain of the 2014 All Other Fees reported in our 2015 proxy statement are now classified as Audit Fees and Audit-Related Fees in the table above.
Audit and Non-Audit Services Pre-Approval Policy
Under the Audit and Non‑Audit Services Pre‑Approval Policy, the Audit Committee must pre‑approve all audit and non‑audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre‑approval of services to be performed by the independent registered public accounting firm. Under the policy, proposed services may be either pre‑approved categorically within specified budgets ("general pre‑approval") or specifically pre‑approved on a case‑by‑case basis ("specific pre‑approval"). In approving any services by the independent registered public accounting firm, the Audit Committee will consider whether the performance of any such service would impair the independent registered public accounting firm's independence.

The Audit Committee must specifically pre‑approve the terms and fees of each annual audit services engagement. All other Audit, Audit‑related, Tax, and All Other Services (each defined in the policy) may be generally pre‑approved pursuant to projected categorical budgets. The Audit services subject to general pre‑approval include such services as statutory audits or financial audits for subsidiaries or affiliates and services associated with SEC registration statements, periodic reports, and other documents filed with the SEC or other documents issued in connection with securities offerings. Audit‑related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm. Tax services include tax compliance, tax planning, and tax advice. All Other Services are those routine and recurring services that the Audit Committee believes will not impair the independence of our registered public accounting firm. The Securities and Exchange Commission prohibits our independent registered public accounting firm from performing certain non‑audit services, and under no circumstances will the Audit Committee approve such services.
The Audit Committee will review the generally pre‑approved services from time to time, at least annually. Any changes to budgeted amounts or proposed services will require specific pre‑approval by the Audit Committee.
In 2015, all of the services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee in accordance with the Audit and Non‑Audit Services Pre‑Approval Policy.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

STOCK OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of our Class A Common Stock as of February 15, 2016 by (i) each of our directors and director nominees, (ii) each of our executive officers whose name appears in the Summary Compensation Table, and (iii) all of our executive officers and directors as a group. The table also sets forth certain information regarding the beneficial ownership of our Class A Common Stock as of December 31, 2015 by each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the outstanding shares of the Class A Common Stock. The business address of these 5% stockholders is indicated in the footnotes to the table. Unless otherwise indicated in the footnotes to the table, the stockholders listed have direct beneficial ownership and sole voting and investment power with respect to the shares beneficially owned. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 55,550,869 shares of Class A Common Stock outstanding on February 15, 2016 plus the number of shares of Class A Common Stock that such person or group had the right to acquire within 60 days after February 15, 2016.
Directors, Executive Officers, 5% Stockholders	Number of Shares(1)	Percent of Class
M. Truman Hunt	794,309	1.4
Steven J. Lund(2)	597,980	1.1
Ritch N. Wood(3)	257,796	*
D. Matthew Dorny(4)	204,014	*
Joseph Y. Chang	203,710	*
Andrew D. Lipman	118,267	*
Daniel W. Campbell(5)	92,000	*
Ryan S. Napierski	81,201	*
Thomas R. Pisano	57,653	*
Nevin N. Andersen	49,153	*
Neil H. Offen	24,442	*
Edwina D. Woodbury	—	—
All directors and executive officers as a group (12 persons)	2,590,085	4.6
FMR LLC(6)	7,025,498	12.6
Invesco, Ltd.(7)	4,642,709	8.4
The Vanguard Group(8)	3,890,357	7.0
Vulcan Value Partners, LLC(9)	3,513,481	6.3

*	Less than 1%
(1)	Includes shares that the above individuals have the right to acquire within 60 days as follows: Mr. Hunt – 468,750; Mr. Lund – 50,000; Mr. Wood – 214,300; Mr. Dorny – 154,725; Mr. Chang – 157,758; Mr. Lipman – 60,100; Mr. Campbell – 40,000; Mr. Napierski – 50,000; Mr. Pisano – 20,000; Mr. Andersen – 40,100; Mr. Offen – 20,000; Ms. Woodbury – 0; and all directors and executive officers as a group – 1,350,688.
(2)	Includes 535,990 shares held by a family limited liability company. Mr. and Mrs. Lund are co-managers of the limited liability company and share voting and investment power with respect to all shares held by the limited liability company. Also includes 7,221 shares held indirectly by Mr. Lund as co‑trustee with respect to which he has shared voting and investment power.
(3)	Includes 2,000 shares that Mr. Wood jointly owns with family members.
(4)	Includes 49,289 shares that are held in a revocable trust for which Mr. and Mrs. Dorny act as co-trustees and share voting and investment power.
(5)	Includes 52,000 shares that Mr. Campbell jointly owns with his spouse.

(6)	The information regarding the number of shares beneficially owned or deemed to be beneficially owned by FMR LLC was taken from a Schedule 13G/A filed by that entity with the Securities and Exchange Commission on February 12, 2016. According to the Schedule 13G/A, FMR has sole voting power of 436,282 shares and sole dispositive power of 7,025,498 shares. Abigail P. Johnson has sole dispositive power of 7,025,498 shares. Fidelity Blue Chip Growth Fund has sole voting power of 3,587,424. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(7)	The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Invesco Ltd. Was taken from a Schedule 13G filed by that entity with the Securities and Exchange Commission on February 12, 2016. The address of Invesco, Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta GA 30309.
(8)	The information regarding the number of shares beneficially owned or deemed to be beneficially owned by The Vanguard Group was taken from a Schedule 13G/A filed by that entity with the Securities and Exchange Commission on February 11, 2016. According to the Schedule 13G/A, The Vanguard Group has sole voting power for 41,793 shares, sole dispositive power for 3,849,064 shares, shared voting power for 3,000 shares, and shared dispositive power for 41,293 shares. The address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.
(9)	The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Vulcan Value Partners, LLC was taken from a Schedule 13G/A filed by that entity with the Securities and Exchange Commission on February 17, 2016. The address of Vulcan Value Partners, LLC is Three Protective Center, 2801 Highway 280 South, Suite 300, Birmingham, AL 35223.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of our Class A Common Stock ("Reporting Persons") to file reports with the Securities and Exchange Commission regarding their ownership of our Class A Common Stock and changes in that ownership. As a practical matter, the company assists its directors and executive officers by monitoring transactions and completing and filing Section 16(a) reports on their behalf. Based solely on a review of the reports filed for 2015 and on written representations from our directors and executive officers, we believe that all required reports under Section 16(a) were filed on a timely basis.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING
In order for a stockholder proposal to be considered for inclusion in our proxy statement for our 2017 annual meeting, the written proposal must be received at our principal executive offices no later than the close of business on December 14, 2016. Proposals should be addressed to: Corporate Secretary, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601. Such proposals also will need to comply with the requirements contained in our Bylaws and Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
Our Bylaws require that any stockholder proposal that is not submitted for inclusion in our 2017 proxy statement under Securities and Exchange Commission regulations, but is instead sought to be presented directly at our 2017 annual meeting, must be received by the Corporate Secretary at the above address not less than 90 days prior to the one-year anniversary of the date on which we first mailed our proxy materials in connection with our 2016 annual meeting. Thus, since April 13, 2016 is specified as the date that this proxy statement is first sent or given to our stockholders, in order for any stockholder proposal submitted under these Bylaw provisions, including any director nomination, to be timely for our 2017 annual meeting, it must be received by us no later than January 13, 2017 (i.e., 90 days prior to April 13, 2017). However, if the date of our 2017 annual meeting is changed by more than 30 days from the one-year anniversary of our 2016 Annual Meeting, a stockholder's notice must be received by our Corporate Secretary at the above address not later than the close of business on the later of (a) the 90th day before the 2017 annual meeting or (b) the 10th day following the day on which public announcement of the date of such meeting is first made. In addition, if the number of directors to be elected is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentences, then with respect to nominees for any new positions created by such increase, the notice must be received by the Corporate Secretary at the above address no later than the close business on the 10th day following the day on which public announcement is first made by us. In addition, all notices must meet all information and other requirements contained in our Bylaws.
A stockholder may contact our Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
HOUSEHOLDING
We may deliver a single notice of internet availability or set of proxy materials to an address shared by two or more of our stockholders. This delivery method, referred to as "householding," can result in significant cost savings for us. To take advantage of this opportunity, the company and banks and brokerage firms that hold your shares may deliver only one notice of internet availability or set of proxy materials to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The company will deliver promptly, upon written or oral request, a separate copy of the notice of internet availability or set of proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate notice of internet availability or set of proxy materials, now or in the future, may obtain one, without charge, by addressing a request to Investor Relations, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601 or by calling (801) 345-1000. Stockholders of record sharing an address who are receiving multiple copies of these materials and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the company's shares and wish to receive only one copy of the notice of internet availability or set of proxy materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be brought before the Annual Meeting. If you return your signed and completed proxy card or vote by telephone or on the internet and other matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have discretionary authority to vote for you on such matters in accordance with their best judgment, acting together or separately.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the Securities and Exchange Commission, without exhibits, may be obtained by stockholders without charge by written request to Investor Relations, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601. A copy of the Annual Report on Form 10-K is also available on our website, nuskinenterprises.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.
By Order of the Board of Directors,

STEVEN J. LUND
Chairman of the Board
Provo, Utah, March 31, 2016

Appendix A:
Second Amended and Restated
2010 Omnibus Incentive Plan

Nu Skin Enterprises, Inc. (the "Company"), a Delaware corporation, hereby establishes and adopts the following Second Amended and Restated 2010 Omnibus Incentive Plan (the "Plan").
1	PURPOSE OF THE PLAN
The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company's success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.
2	DEFINITIONS
2.1            "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.
2.2             "Award Agreement" shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.
2.3             "Board" shall mean the board of directors of the Company.
2.4             "Change in Control" shall have the meaning set forth in Section 11.3.
2.5             "Code" shall mean the Internal Revenue Code of 1986, as amended.
2.6             "Committee" shall mean the Executive Compensation Committee of the Board or a subcommittee thereof formed by the Executive Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a "Non-Employee Director" within the meaning of Rule 16b-3 of the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m) of the Code, and (iii) an "independent director" for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.
2.7             "Consultant" shall mean any consultant or advisor or independent distributor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company's securities and (iii) otherwise qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.
2.8             "Covered Employee" shall mean an employee of the Company or its Subsidiaries who is a "covered employee" within the meaning of Section 162(m) of the Code.

2.9             "Director" shall mean a non-employee member of the Board.
2.10             "Dividend Equivalents" shall have the meaning set forth in Section 12.5.
2.11            "Effective Date" shall have the meaning set forth in Section 13.16.
2.12            "Employee" shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.
2.13             "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
2.14             "Fair Market Value" shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in its sole discretion to be the fair market value of the Shares. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
2.15             "Incentive Stock Option" shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.
2.16             "Limitations" shall have the meaning set forth in Section 10.5.
2.17             "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.
2.18             "Other Share-Based Award" shall have the meaning set forth in Section 8.1.
2.19             "Participant" shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.
2.20             "Payee" shall have the meaning set forth in Section 13.2.
2.21             "Performance Award" shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.
2.22             "Performance Cash" shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.
2.23             "Performance Period" shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.24             "Performance Share" shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.
2.25             "Performance Unit" shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.
2.26             "Permitted Assignee" shall have the meaning set forth in Section 12.3.
2.27             "Plan" shall mean this Second Amended and Restated 2010 Omnibus Incentive Plan.
2.28             "Prior Plans" shall mean, collectively, the Company's 1996 Stock Incentive Plan, as amended, the Company's 2006 Stock Incentive Plan, as amended, and the Company's 2010 Omnibus Incentive Plan, as amended prior to the Plan.
2.29             "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.30             "Restricted Stock Award" shall have the meaning set forth in Section 7.1.
2.31             "Restricted Stock Unit" means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.32             "Restricted Stock Unit Award" shall have the meaning set forth in Section 7.1
2.33             "Shares" shall mean the shares of common stock of the Company.
2.34             "Stock Appreciation Right" shall mean the right granted to a Participant pursuant to Article 6.
2.35             "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
2.36             "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.37             "Vesting Period" shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3	SHARES SUBJECT TO THE PLAN
3.1            Number of Shares.
(a)     Subject to adjustment as provided in Section 12.2, as of the Effective Date, a total of 5.0 million Shares shall be authorized for grant under the Plan less one Share for every one Share that was subject to an option or stock appreciation right granted under Prior Plans after December 31, 2015 and 2.25 Shares for every one Share that was subject to an award other than an option or stock appreciation right granted under the Prior Plans after December 31, 2015. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one Share for every one Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.25 Shares for every one Share granted. No future awards may be granted under any Prior Plan.
(b)    If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2015 any Shares subject to an award under the Prior Plans are forfeited, or an award under the Prior Plans expires or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after December 31, 2015, an award other than an option or stock appreciation right under any Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after December 31, 2015, an option granted under the Prior Plans, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or, after December 31, 2015, options or stock appreciation rights under any Prior Plan, (iii) Shares subject to a Stock Appreciation Right or, after December 31, 2015, a stock appreciation right granted under the Prior Plans, in either case that are not issued in connection with its stock settlement on exercise thereof; and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after December 31, 2015, options granted under the Prior Plans.
(c)    Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations applicable to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d)    Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and (ii) as 2.25 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.
3.2                Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, Shares held in treasury or Shares purchased in the open market or otherwise.
4	ELIGIBILITY AND ADMINISTRATION
4.1               Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.
4.2               Administration.
(a)    The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) amend or modify any Award or waive any restrictions or conditions applicable to any Award or any Shares acquired pursuant thereto; (vi) accelerate, continue, or extend the exercisability or vesting of any Award or any Shares acquired pursuant thereto, including with respect to the period following termination of a Participant's employment or services; (vii) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (viii) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (ix) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (x) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (xi) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (xii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xiii) make any adjustments or modifications to Awards granted to Participants who are working outside the United States and adopt any sub-plans as may be deemed necessary or advisable for participation of such Participants, to fulfill the purposes of the Plan and/or to comply with applicable local laws; (xiv) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xv) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(b)    Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.
(c)    To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded), the Committee may delegate to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or executive officers of the Company.

5	OPTIONS
5.1            Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. In no event may Dividend Equivalents be granted with respect to Options.
5.2            Award Agreements. All Options shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.
5.3            Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company's stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.
5.4            Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.
5.5            Exercise of Options.
(a)    Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant's executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.
(b)    Unless otherwise provided in an Award Agreement, full payment of the Option price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check, bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct (including to a third-party brokerage firm if designated by the Company as its agent), and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(c)    Notwithstanding the foregoing, unless otherwise set forth in an Award Agreement, if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.
5.6               Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities.
5.7               Incentive Stock Options. The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 5.5 million Shares, subject to adjustment as provided in Section 12.2.
6	STOCK APPRECIATION RIGHTS
6.1              Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.
6.2              Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee (provided that in no event may Dividend Equivalent Rights be granted with respect to Stock Appreciation Rights), including the following:
(a)    Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.
(b)    The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)    The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.
(d)    The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than seven years.
(e)   Unless otherwise set forth in an Award Agreement, if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.
(f)    Without the approval of the Company's stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.
7	RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1            Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a "Restricted Stock Award" or "Restricted Stock Unit Award" respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.
7.2            Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant
7.3            Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award and shall not have any other rights of stockholder (other than the right to receive Dividend Equivalents, as set forth in Section 12.5, if so provided in the Award Agreement). Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. Notwithstanding the provisions of this Section, cash dividends with respect to any Restricted Stock Award, stock, and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award that vests based on achievement of performance goals shall either (i) not be paid or credited, or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, Shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.4            Reserved.
7.5            Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.
8	OTHER SHARE-BASED AWARDS
8.1            Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Share-Based Awards"), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other cash-based compensation.
8.2            Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, any dividend equivalents, stock and other property (other than cash) distributed as a dividend or otherwise with respect to the number of Shares covered by all Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such cash, Shares or other property has been distributed.
8.3            Reserved.
8.4            Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
8.5            Deferral of Director Fees. Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual retainer. In addition Directors may elect to receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for the payment of the deferred stock units.

9	PERFORMANCE AWARDS
9.1            Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.
9.2            Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.
9.3            Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.
9.4            Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
10	CODE SECTION 162(m) PROVISIONS
10.1            Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.
10.2            Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company's third-party manufacturer) and validation of manufacturing processes (whether the Company's or the Company's third-party manufacturer's)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company's products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company's products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company's equity or debt securities; factoring transactions; sales or licenses of the Company's assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; recruiting and maintaining personnel; distributor, executive distributor, or preferred customer metrics; product subscription orders; distributor and customer retention rates. Such performance goals also may be based solely by reference to the Company's performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) the effects of currency fluctuations; (b) restructurings, discontinued operations, extraordinary items, and other unusual, infrequent, non-recurring, or non-operational charges or events, (c) litigation, claim judgments, or settlements; (d) the discontinuation, disposal, or acquisition of a business or division; (e) asset write-downs; (f) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, (g) any or all items that are excluded from the calculation of non-GAAP earnings, or (h) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals, and any exclusions, shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3            Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances in accordance with Section 162(m) of the Code. The Committee must certify, in writing the amount of the Award for each Participant for such Performance Period before payment of the Award is made.
10.4            Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code.
10.5            Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any 12-month period with respect to more than 1,500,000 Shares and (ii) earn more than 1,000,000 Shares with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 12-month period that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares (collectively, the "Limitations"). In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each 12 months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $4,000,000, which limitation shall be included in the definition of "Limitations" for purposes of Section 12.1. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitation (or, if denominated in cash, toward the dollar amount in the preceding sentence).

11	CHANGE IN CONTROL PROVISIONS
11.1            Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed.
11.2            Assumption or Substitution of Certain Awards.
(a)    To the extent provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant's employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)    Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.
(c)    Notwithstanding the foregoing provisions of this Section 11.2, and unless otherwise provided in an Award Agreement or other agreement with the Company, the vesting of any performance-based award (whether upon a Change in Control if the Awards are not assumed or substituted for, or upon a qualifying termination of employment that follows a Change in Control) shall be subject to the attainment of the underlying performance goals and shall vest based on actual performance.
(d)    The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.
11.3            Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, "Change in Control" means the occurrence of any one of the following events; provided, however, that except with respect to paragraph (d) below, any definition of Change in Control in an Award Agreement may not provide that a Change in Control will occur until consummation or effectiveness of a change in control of the Company and may not provide that a Change in Control will occur upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company:
(a)    During any 24-month period, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b)    Any "person" (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board ("Company Voting Securities"); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Directors approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person;
(c)    The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 90% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a "Non-Qualifying Transaction"); or
(d)    The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company's assets.
12	GENERALLY APPLICABLE PROVISIONS
12.1            Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the Limitations. The Board may not, without the approval of the Company's stockholders, cancel an Option or Stock Appreciation Right in exchange for cash or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant's consent.

12.2            Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.
12.3            Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a "Permitted Assignee") to (i) the Participant's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company's transfer agent in effectuating any transfer permitted under this Section.
12.4            Termination of Employment or Services. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant's employment or services will be determined by the Committee, which determination will be final.

12.5            Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents distributed in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.
13	MISCELLANEOUS
13.1            Award Agreements. Each Award Agreement shall either be (a) in a written form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) in an electronic form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards, as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.
13.2            Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a "Payee") net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the rate that will not cause an adverse accounting consequence or cost, including pursuant to ASC Topic 718, as applicable) otherwise deliverable in connection with the Award.
13.3            Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

13.4            Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
13.5            Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.
13.6            Clawback.  Notwithstanding any other provision of the Plan, all compensation awarded under the Plan and Prior Plans is subject to recovery or other penalties pursuant to (i) any clawback policy of the Company, as may be adopted or amended from time to time, and (ii) any applicable law, rule or regulation or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Securities Exchange Act of 1934 and any applicable stock exchange listing rule adopted pursuant thereto. By accepting an Award hereunder, the Participant agrees to such recovery or other penalties.
13.7            Director Compensation.  Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards and all cash compensation, whether granted under the Plan or otherwise, granted to any Director during any single calendar year shall not exceed $750,000.
13.8            Minimum Vesting.  No Option or Stock Appreciation Right granted on or after the Effective Date may vest in less than one year from its date of grant.  Notwithstanding the foregoing, with respect to Options or Stock Appreciation Rights, up to 5% of the available shares of common stock authorized for issuance under the Plan as of the Effective Date may vest (in full or in part) in less than one year from their date of grant (the "5% Basket").  Any Option or Stock Appreciation Right granted under the Plan may vest in full or in part upon death or disability of the Participant, or upon a Change in Control of the Company (in accordance with Section 11.2), and such vesting shall not count against the 5% Basket.
13.9            Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.10            Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.
13.11            Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
13.12            Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.
13.13            Construction. As used in the Plan, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."
13.14            Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
13.15            Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Utah, without reference to principles of conflict of laws, and construed accordingly.
13.16            Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the Shares entitled to vote at a duly constituted meeting of the stockholders of the Company (the "Effective Date"). The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided that in no event may an Incentive Stock Option be granted more than ten years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the Effective Date; and provided further that in no event may a Performance Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code be granted under the Plan after the first shareholder meeting to occur in the fifth year following the year in which shareholders last approved (or re-approved) the performance criteria in Section 10.2. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired. For the avoidance of doubt, if the Plan is not approved by the stockholders as described above, then the version of the Amended and Restated 2010 Omnibus Incentive Plan in effect immediately prior to such stockholder vote shall continue to operate and control according to its terms.

13.17            Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.
13.18            Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.
13.19            No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, or to take any actions to comply with applicable laws and regulations regardless of whether the Company in fact undertakes to register any of the foregoing or comply with such laws or regulations. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), or if the Company is otherwise not able to issue Shares in compliance with applicable laws and regulations, then the Company shall be relieved from any liability for failure to issue or transfer Shares and the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.
13.20            Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

ANNUAL MEETING OF STOCKHOLDERS OF

NU SKIN ENTERPRISES, INC.

May 24, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and annual report are available at - http://www.astproxyportal.com/ast/08684/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00033333333333000000 9 052416

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matters that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR" ALL NOMINEES FOR THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4.

	FOR	AGAINST	ABSTAIN
1. To elect eight directors to the Board of Directors.			
Nevin N. Andersen	☐	☐	☐
Daniel W. Campbell	☐	☐	☐
M. Truman Hunt	☐	☐	☐
Andrew D. Lipman	☐	☐	☐
Steven J. Lund	☐	☐	☐
Neil H. Offen	☐	☐	☐
Thomas R. Pisano	☐	☐	☐
Edwina D. Woodbury	☐	☐	☐
2. To approve, on an advisory basis, our executive compensation.	☐	☐	☐
3. To approve our Second Amended and Restated 2010 Omnibus Incentive Plan.	☐	☐	☐
4. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

NU SKIN ENTERPRISES, INC.

The undersigned hereby appoints M. Truman Hunt and Ritch N. Wood as proxies with full power of substitution and hereby authorizes either of them to act and to vote, as designated on this proxy card and described in the accompanying Proxy Statement, all shares of Class A Common Stock of Nu Skin Enterprises, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the corporate offices of the Company, 75 West Center Street, Provo, Utah 84601, on May 24, 2016 at 11:00 a.m., Mountain Daylight Time, and at any adjournments or postponements thereof and, at the proxies’ discretion, upon any other matters which may properly come before the meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

1.1 14475